EXHIBIT 1.1.1

STANDARD TERMS AND CONDITIONS OF TRUST

For

MORGAN STANLEY GLOBAL INVESTMENT SOLUTIONS

Effective for Unit Investment Trusts
Established On and After July 22, 2014

Among

MORGAN STANLEY SMITH BARNEY LLC
as Depositor, Supervisor and Evaluator

and

THE BANK OF NEW YORK MELLON
as Trustee

i

TABLE OF CONTENTS

(continued)

ii

STANDARD TERMS AND CONDITIONS OF TRUST
FOR
MORGAN STANLEY GLOBAL INVESTMENT SOLUTIONS

These Standard Terms and Conditions of Trust are executed by the Depositor, the Trustee and the Supervisor.

W I T N E S S E T H  T H A T:

In consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee and the Supervisor agree as follows:

INTRODUCTION

These Standard Terms and Conditions of Trust shall be applicable to Morgan Stanley Global Investment Solutions unit investment trusts as provided in this paragraph.  For Morgan Stanley Global Investment Solutions unit investment trusts to which these Standard Terms and Conditions of Trust are to be applicable, the Depositor, the Trustee and the Supervisor shall execute a Trust Agreement (the “Reference Trust Indenture”) incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusions from or additions or exceptions to such incorporation by reference for the purposes of each Trust or variation of the terms hereof for the purposes of each Trust.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor, the Trustee and the Supervisor agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                            Definitions.  Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

(1)                                 “Depositor” shall mean Morgan Stanley Smith Barney LLC and its successors in interest, or any successor depositor appointed as hereinafter provided.

(2)                                 “Trustee” shall mean The Bank of New York Mellon, or any successor trustee appointed as hereinafter provided.

(3)                                 “Supervisor” shall mean Morgan Stanley Smith Barney LLC and its successors in interest, or any successor portfolio supervisor appointed as hereinafter provided.

(4)                                 “Additional Securities Delivery Period” shall have the meaning assigned to it in Section 2.01.

(5)                                 “Business Day” shall mean any day on which the New York Stock Exchange is open for regular trading, and shall not include any period during which the Securities and Exchange Commission (“SEC”) determines that trading on the New York Stock Exchange is restricted or an emergency exists, as a result of which disposal or evaluation of Securities is not reasonably practicable, or for other reasons as the SEC may permit.

(6)                                 “Capital Account” shall have the meaning assigned to it in Section 3.03.

(7)                                 “Contract Securities” shall mean Securities which are to be acquired by a Trust pursuant to purchase contracts which have been assigned to the Trustee.

(8)                                 “Creation and Development Account” shall have the meaning assigned to it in Section 3.15.

(9)                                 “Deferred Sales Charge Payment” shall have the meaning assigned to it in Section 3.14.

(10)                          “Deferred Sales Charge Payment Dates” shall have the meaning assigned to it in the Reference Trust Indenture.

(11)                          “Delivery Period” shall have the meaning assigned to it in Section 2.01.

(12)                          “Depositor’s Account” shall have the meaning assigned to it in Section 3.14.

(13)                          “Distribution Agent” shall mean the Trustee acting in its capacity as distribution agent pursuant to Section 6.04 herein.

(14)                          “Distribution Date” shall mean each “Distribution Day” set forth under “Summary of Essential Information” in the Prospectus relating to a Trust.

(15)                          “DTC” shall mean Depository Trust Company, or its successors.

(16)                          “Eligible Foreign Custodian” shall have the meaning assigned to it in Rule 17f-5 under the Investment Company Act of 1940 (17 CFR § 270.17f-5), as now in effect or as such rule may be amended in the future.

(17)                          “Eligible Securities Depository” shall have the meaning assigned to it in
Rule 17f—7 under the Investment Company Act of 1940 (17 CFR § 270.17f-7), as now in effect or as such rule may be amended in the future.

(18)                          “Equity Securities” shall mean any equity securities of corporations or other entities, including but not limited to common stock, preferred stock, preferred securities, Fund Shares and American depository receipts (“ADRs”), deposited in a Trust.

(19)                          “Equity Trust” shall mean a Trust which is comprised entirely of Equity Securities.

(20)                          “Evaluation” shall have the meaning assigned to it in Section 5.01.

(21)                          “Evaluation Time” shall mean the close of regular trading on the New York Stock Exchange or such other time stated in the Prospectus related to a Trust.

(22)                          “Failed Contract Security” shall have the meaning assigned to it in Section 3.12.

(23)                          “Foreign Custody Manager” shall have the meaning assigned to it in Rule 17f-5 under the Investment Company Act of 1940 (17 CFR § 270.17f-5), as now in effect or as such rule may be amended in the future.

(24)                          “Fund” shall mean the collective Trusts created by the Reference Trust Indenture, which shall consist of Securities held pursuant and subject to the Indenture, together with all undistributed income or other amounts received or accrued thereon, any undistributed cash held in the Income and Capital Accounts or otherwise realized from the sale, redemption, liquidation or maturity thereof.  Such amounts as may be on deposit in the Reserve Account as hereinafter established shall be excluded from the Fund.

(25)                          “Fund Shares” shall mean shares of an investment company registered under the Investment Company Act of 1940, as amended, or shares of an investment trust, which are deposited in the Trust.

(26)                          “Income Account” shall have the meaning assigned to it in Section 3.02.

(27)                          “Income Distribution” shall have the meaning assigned to it in Section 3.05.

(28)                          “Indenture” shall mean these Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Reference Trust Indenture creating a particular series of the Fund.

(29)                          “Initial Date of Deposit” shall mean the date of the initial Reference Trust Indenture applicable to a Trust.

(30)                          “In Kind Distribution” shall have the meaning assigned to it in Section 6.02.

(31)                          “Letter of Credit” shall mean the letter of credit or letters of credit provided to the Trustee by a financial institution for the purchase of any Contract Securities deposited in a Trust.

(32)                          “Termination Date” shall be the date set forth under “Summary of Essential Information” in the Prospectus relating to a Trust.

(33)                          “New Series” shall have the meaning assigned to it in Section 6.04.

(34)                          “Percentage Ratio” shall mean with respect to an Equity Trust, the percentage relationship among the Equity Securities based on the number of shares of each Equity Security per Unit existing immediately prior to such additional deposit. The Percentage Ratio shall be adjusted to the extent necessary, and may be rounded, to reflect the occurrence of a stock dividend, a stock split or a similar event which affects the capital structure of the issuer of an Equity Security.

(35)                          “Prospectus” shall mean (a) the prospectus relating to a particular Trust filed with the SEC pursuant to Rule 497(b) under the Securities Act of 1933, as amended, and dated the date of the Reference Trust Indenture relating to such Trust or (b) if any post-effective amendment to such prospectus shall have been subsequently made effective under the Securities Act of 1933, as amended, such post-effective amendment thereto.

(36)                          “Record Date” shall mean each “Record Day” set forth under “Summary of Essential Information” in the Prospectus relating to a Trust.

(37)                          “Redemption Date” shall have the meaning assigned to it in Section 6.02.

(38)                          “Redemption Price” shall have the meaning assigned to it in Section 6.02.

(39)                          “Reserve Account” shall have the meaning assigned to it in Section 3.04.

(40)                          “Replacement Security” shall have the meaning assigned to it in Section 3.12.

(41)                          “Rollover Distribution” shall have the meaning assigned to it in Section 6.04.

(42)                          “Rollover Unitholder” shall have the meaning assigned to it in Section 6.04.

(43)                          “Securities” shall mean (a) the Equity Securities deposited in an Equity Trust which Securities are listed in the various Schedules to the Reference Trust Indenture or are deposited in a Trust pursuant to Section 2.01(b) hereof, (b) Replacement Securities acquired pursuant to Section 3.12 hereof, as may from time to time to be construed to be held as part of the corpus of a Trust and (c) distributions of the same securities.

(44)                          “Settlement Date” shall have the meaning assigned to it in Section 6.02.

(45)                          “Special Redemption Date” shall mean the Termination Date or such other meaning assigned to it in the Reference Trust Indenture.

(46)                          “Subscription Notice” shall have the meaning assigned to it in Section 2.01.

(47)                          “Trade Date” shall have the meaning assigned to it in Section 2.01.

(48)                          “Trust” or “Trusts” shall mean the separate trust or trusts created by this Indenture, the Securities constituting the portfolios of which are listed in the various separate schedules attached to the related Reference Trust Indenture or as set forth in the Prospectus relating to a particular Trust under “Portfolio.”

(49)                          “Reference Trust Indenture” shall mean the Reference Trust Indenture for the particular series of the Fund into which these Standard Terms and Conditions are incorporated.

(50)                          “Trust Evaluation” shall have the meaning assigned to it in Section 6.01.

(51)                          “Unit” in respect of any Trust shall mean the fractional undivided interest in and ownership of the Trust which shall be initially equal to the fraction specified in the Reference Trust Indenture, the numerator of which is one and the denominator of which fraction shall be (1) increased by the number of any additional Units issued pursuant to Section 2.03 hereof, (2) increased or decreased in connection with an adjustment to the number of Units pursuant to Section 2.03 and (3) decreased by the number of any Units redeemed as provided in Section 6.02 hereof.  Whenever reference is made herein to the “interest” of a Unitholder in the Trust or in the Income and Capital Accounts, it shall mean such fractional undivided interest represented by the number of Units held of record by such Unitholder.

(52)                          “Unitholder” shall mean the registered holder of units of beneficial interest as recorded in book-entry form at DTC, such holder’s legal representatives and heirs and the successors of any corporation, partnership or legal entity which is a registered holder of any Unit, and as such shall be deemed a beneficiary of the trust created by the Indenture to the extent of such holder’s pro rata share thereof.

(53)                          “Unit Value” shall have the meaning assigned to it in Section 6.01.

(54)                          Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons.

(55)                          The words “herein,” “hereby,” “herewith,” “hereof,” “hereinafter,” “hereunder,” “hereinabove,” “hereafter,” “heretofore” and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

ARTICLE II

DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST;
FORM AND ISSUANCE OF UNITS;
SEPARATE TRUSTS

Section 2.01                            Deposit of Securities.  (a) The Depositor, on the date of the Reference Trust Indenture, has deposited with the Trustee in trust the Securities listed in the schedule(s) to the Reference Trust Indenture, or as set forth in the Prospectus relating to a particular Trust under “Portfolio” (the “Schedules”), in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form or Contract Securities relating to such Securities to be held, managed and applied by the Trustee as herein provided.  The Depositor shall deliver the Securities listed on said Schedules which were not actually delivered concurrently with the execution and delivery of the Reference Trust Indenture and which were represented by Contract Securities to the Trustee within ten calendar days after said execution and delivery (the “Delivery Period”).  If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Delivery Period, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.12.  If the Depositor does not take the action specified in Section 3.12 within ten calendar days of the end of the Delivery Period, the Trustee shall forthwith take the action specified in Section 3.12.

(b)                                 From time to time following the Initial Date of Deposit, the Depositor, or the Distribution Agent acting on behalf of Rollover Unitholders, is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee (i) additional Securities, duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form (or purchase contracts relating to Contract Securities), and/or (ii) cash (or a Letter of Credit in lieu of cash) with instructions to purchase additional Securities, in an amount equal to the portion of the Unit Value of the Units created by such deposit attributable to the Securities to be purchased pursuant to such instructions.  Instructions to purchase additional Securities shall be in writing, and shall specify the name of the Security, CUSIP number, if any, aggregate amount, price or price range and date to be purchased.  When requested by the Trustee, the Depositor shall act as broker or agent to execute purchases in accordance with such instructions; the Depositor shall be entitled to compensation therefor in accordance with applicable law and regulations.  The Trustee shall have no liability for any loss or depreciation resulting from any purchase made pursuant to the Depositor’s instructions or made by the Depositor as broker, except by reason of its own negligence, lack of good faith or willful misconduct.

The Depositor, or the Distribution Agent acting on behalf of Rollover Unitholders, in each case, shall ensure that each deposit of additional Securities pursuant to this Section shall be, as nearly as is practicable, in the identical ratio as the Percentage Ratio among such Securities.  Such additional Securities may be deposited or purchased in round lots; if the amount of the deposit is insufficient to acquire round lots of each Security to be acquired, the additional Securities shall be deposited or purchased in the order of the Securities in the Trust most under-represented in the Trust’s portfolio in comparison to their weighting in the Trust’s Percentage Ratio.  The Depositor shall deliver the additional Securities which were not delivered concurrently with the deposit of additional Securities and which were represented by Contract Securities within ten calendar days after such deposit of additional Securities (the “Additional Securities Delivery Period”).  If a contract to buy such Securities between the Depositor and seller is terminated by the seller thereof for any reason beyond the control of the Depositor or if for any other reason the Securities are not delivered to the Trust by the end of the Additional Securities Delivery Period for such deposit, the Trustee shall immediately draw on the Letter of Credit, if any, in its entirety, apply the moneys in accordance with Section 2.01(d), and the Depositor shall forthwith take the remedial action specified in Section 3.12.  If the Depositor does not take the action specified in Section 3.12 within ten calendar days of the end of the Additional Securities Delivery Period, the Trustee shall forthwith take the action specified in Section 3.12.

(c)                                  In connection with the deposits described in Section 2.01(a), the Depositor has deposited, and, prior to the Trustee accepting a Section 2.01(b) deposit, the Depositor will deposit, cash and/or Letter(s) of Credit in an amount sufficient to purchase the Contract Securities relating to Securities which are not actually delivered to the Trustee at the time of such deposit.  The terms of any Letter of Credit must unconditionally allow the Trustee to draw on the full amount of such available Letter of Credit.  The Trustee may deposit such cash or cash drawn on the Letter of Credit in a non-interest bearing account for a Trust.  If any Contract Security requires settlement in a foreign currency, in connection with the deposit of such Contract Security the Depositor will deposit with the Trustee either an amount of such currency sufficient to settle the contract or a foreign exchange contract in such amount which settles concurrently with the settlement of the Contract Security and cash or a Letter of Credit in U.S. dollars sufficient to perform such foreign exchange contract.

(d)                                 In the event that the purchase of Contract Securities pursuant to any contract shall not be consummated in accordance with said contract or if the Securities represented by Contract Securities are not delivered to a Trust in accordance with Section 2.01(a) or 2.01(b) and the moneys, or, if applicable, the moneys drawn on the Letter of Credit, deposited by the Depositor are not utilized for Section 3.12 purchases of Replacement Securities, such funds, to the extent of the purchase price of Failed Contract Securities for which no Replacement Securities were acquired pursuant to Section 3.12, plus all amounts described in the next succeeding sentence, shall be credited to the Capital Account and distributed pursuant to Section 3.05 to Unitholders of record as of the Record Date next following the failure of consummation of such purchase.  The Depositor shall cause to be refunded to each Unitholder his pro rata portion of the sales charge levied on the sale of Units to such Unitholder attributable to such Failed Contract Security.  Any amounts remaining from moneys drawn on the Letter of Credit which are not used to purchase Replacement Securities or are not used to provide refunds to Unitholders shall be paid to the Depositor.

(e)                                  The Trustee is hereby irrevocably authorized to effect registration or transfer of the Securities in fully registered form to the name of the Trustee or to the name of its nominee or to hold the Securities in a clearing agency registered with the SEC, in a book entry system operated by the Federal Reserve Board, with an Eligible Foreign Custodian or in an Eligible Securities Depository.

(f)                                   Notwithstanding anything to the contrary herein, subject to the requirements set forth in this Section 2.01(f) and unless the Prospectus otherwise requires, the Depositor may, on any Business Day (the “Trade Date”), subscribe for additional Units as follows:

(i)                                     Prior to the Evaluation Time on such Trade Date, the Depositor shall provide notice (the “Subscription Notice”) to the Trustee, by telephone or by written communication, of the Depositor’s intention to subscribe for additional Units.  The Subscription Notice shall identify the additional Securities to be acquired (unless such additional Securities are a precise replication of the then existing portfolio) and shall either (a) specify the quantity of additional Securities to be deposited by the Depositor on the settlement date for such subscription or (b) instruct the Trustee to purchase additional Securities with an aggregate value as specified in the Subscription Notice.

(ii)                                  Promptly following the Evaluation Time on such Trade Date, the Depositor shall verify with the Trustee the number of additional Units to be created.

(iii)                               Not later than the time on the settlement date for such subscription when the Trustee is to deliver or assign the additional Units created hereby, the Depositor shall deposit with the Trustee (a) any additional Securities specified in the Subscription Notice (or contracts to purchase such additional Securities together with cash or a Letter of Credit in the amount necessary to settle such contracts) or (b) cash or a Letter of Credit in an amount equal to the aggregate value of the additional Securities specified in the Subscription Notice, and adding and subtracting the amounts specified in the first and second sentences of Section 6.01, computed as of the Evaluation Time on the Business Day preceding the Trade Date divided by the number of Units outstanding as of the

Evaluation Time on the Business Day preceding the Trade Date, times the number of additional Units to be created.

(iv)                              On the settlement date for such subscription, the Trustee shall, in exchange for the Securities and cash or Letter(s) of Credit described above, deliver to, or assign in the name of, or on the order of, the Depositor the number of Units verified by the Depositor with the Trustee.

Section 2.02                            Acceptance of Trust.  The Trustee hereby declares that it holds and will hold each Trust as trustee in trust upon the trusts herein created for the use and benefit of Unitholders, subject to the terms and conditions of this Indenture.

Section 2.03                            Issuance of Units.  The Trustee hereby acknowledges receipt of the deposit of the Securities listed in the Schedules to the Reference Trust Indenture and referred to in Section 2.01 hereof and, simultaneously with the receipt of said deposit, pursuant to the Depositor’s written direction, will register on the registration books of the Trust the ownership by the Depositor of such Units or, if requested by the Depositor, the ownership by DTC of all of such Units and will cause such Units to be credited at DTC to the account of the Depositor or, pursuant to the Depositor’s direction and as hereafter provided, the account of the issuer of the letter of credit referred to in Section 2.01.  Ownership of Units is evidenced in book-entry form only.

The number of Units may be increased through a split of the Units or decreased through a reverse split thereof, as directed by the Depositor, on any day on which the Depositor is the only Unitholder, which revised number of Units shall be recorded by the Trustee on its books.

Section 2.04                            Separate Trusts.  Each Trust created by this Indenture shall be considered separate and distinct from every other trust for all purposes and the assets of one Trust may not be commingled with the assets of any other trust nor shall the expenses of any Trust be charged against any other trust.  Units representing the ownership of an undivided fractional interest in one Trust shall not be exchangeable for Units representing the ownership of an undivided fractional interest in any other trust.

ARTICLE III

ADMINISTRATION OF FUND

Section 3.01                            Initial Cost.  To the extent not borne by the Depositor, the expenses incurred in establishing a Trust shall be borne by such Trust, including the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the Indenture, and other documents relating to a Trust, SEC and state blue sky registration fees, the costs of the initial valuation of the portfolio and audit of a Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of prospectuses (including preliminary prospectuses), expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.  To the extent the funds in the Income and Capital Accounts of the Trust shall be insufficient to pay the expenses borne by the Trust specified in this Section 3.01, the Trustee shall advance out of its own funds and cause to be deposited and credited to the Income or Capital Accounts such amount as may be required to permit payment of such expenses.  The Trustee shall be reimbursed for such advance in the manner provided in the related Prospectus; provided, however, that nothing herein shall be deemed to prevent, and the Trustee shall be entitled to, full reimbursement for any advances made pursuant to this Section 3.01 no later than the termination of the Trust.

Section 3.02                            Income Account.  The Trustee shall collect the dividends, interest, or other like cash distributions on the Securities in each Trust as such becomes payable (including all moneys representing penalties for the failure to make timely payments on the Securities, or as liquidated damages for default or breach of any condition or term of the Securities or of the underlying instrument relating to any Securities and other income attributable to a Failed Contract Security for which no Replacement Security has been obtained pursuant to Section 3.12 hereof) and credit such income to a separate account for each Trust to be known as the “Income Account.”

Any distributions received by the Trustee in a form other than cash (other than a non-taxable distribution of the shares of a distributing corporation) shall, unless the Depositor instructs otherwise, be sold in the manner directed by the Depositor and the proceeds of sale credited to the Income Account of the Trust.  The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

Section 3.03                            Capital Account.  All moneys received by the Trustee in respect of the Securities in each Trust, other than amounts credited to the Income Account, shall be credited to a separate account for each Trust to be known as the “Capital Account” (except for moneys deposited by the Depositor or moneys pursuant to draws on the Letter of Credit for purchase of Contract Securities pursuant to Section 2.01, which shall be separately held in trust by the Trustee for such purpose and shall not be credited to the Capital Account except as provided in Section 2.01(d)).

Section 3.04                            Reserve Account.  From time to time, the Trustee shall withdraw from the cash on deposit in the Income Account or the Capital Account of the appropriate Trust such amounts as it, in its sole discretion, shall deem requisite to establish a reserve for any applicable taxes or other charges, liabilities or obligations that may be payable out of such Trust.  Such amounts so withdrawn shall be credited to a separate account for each Trust which shall be known as the “Reserve Account.” The Trustee shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; provided, however, that if the Trustee, in its sole discretion, determines that such amounts are no longer necessary for the payment of any applicable taxes or other charges, liabilities or obligations, then it shall promptly deposit such amounts in the account from which it was withdrawn, or if such Trust has terminated or is in the process of termination, the Trustee shall distribute such amounts in accordance with Section 9.02(d) to each Unitholder such holder’s interest in the Reserve Account.

Section 3.05                            Deductions and Distributions.  (a) On or immediately after the twenty-fifth day of each month, the Trustee shall satisfy itself as to the adequacy of the Reserve Account, making any further credits thereto as may appear appropriate in accordance with Section 3.04 and shall then with respect to each Trust:

(i)                                     deduct from the Income Account or, to the extent funds are not available in such account or the Prospectus provides otherwise, from the Capital Account and pay to itself individually the amounts that it is at the time entitled to receive pursuant to Section 7.04;

(ii)                                  deduct from the Income Account or, to the extent funds are not available in such account or the Prospectus provides otherwise, from the Capital Account and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.08, as certified to by the Depositor;

(iii)                               deduct from the Income Account or, to the extent funds are not available in such account or the Prospectus provides otherwise, from the Capital Account and pay to, or reserve for, the Depositor the amount that it is entitled to receive pursuant to Section 3.13; and

(iv)                              deduct from the Income Account or, to the extent funds are not available in such account or the Prospectus provides otherwise, from the Capital Account and pay to, or reserve for, the Supervisor the amount that it is entitled to receive pursuant to Section 4.01.

(v)                                 Notwithstanding any of the previous provisions, if a Trust has elected to be treated as a “regulated investment company” under the United States Internal Revenue Code, as amended (the “Code”), the Trustee is directed to make any distribution or take any action necessary in order to maintain the qualification of the Trust as a “regulated investment company” for federal income tax purposes or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust.

(b)                                 (i)                                     On each Distribution Date, the Trustee shall distribute to each Unitholder of record at the close of business on the preceding Record Date an amount per Unit equal to such Unitholder’s Income Distribution (as defined below) computed as of the close of business on the Record Date immediately preceding such Distribution Date.  On each Distribution Date, the Trustee shall distribute to each Unitholder of record at the close of business on the preceding Record Date such Unitholder’s pro rata share of the balance of the Capital Account (except for moneys on deposit therein required to purchase Contract Securities).  The Trust may provide the following distribution elections:  (1) distributions to be made by mail addressed to the post office address of the Unitholder as it appears on the registration books of the Trustee or (2) distributions to be made to the designated agent for any reinvestment program when, as and if available to the Unitholder through the Depositor.  If no election is offered by the Depositor or if no election is specified by the Unitholder at the time of purchase of any Unit, distribution of principal and income and capital gains, if any, shall be distributed as provided in (1) above.  Any election other than a deemed election as described in the preceding sentence shall be by written notice to, and in form satisfactory to, the Trustee.  Once a distribution election has been chosen by the Unitholder, such election shall remain in effect until changed by the Unitholder.  Such change of election may be made by notification thereof to the Trustee at any time in form satisfactory to the Trustee.  A transferee of any Unit may make his distribution election in the manner as set forth above.  The Trustee shall be entitled to receive in writing a notification from the Unitholder as to his or her change of address.

(ii)                                  For the purposes of this Section 3.05, the Unitholder’s “Income Distribution” shall be equal to such Unitholder’s pro rata share of the cash balance (other than any amortized discount) in the Income Account computed as of the close of business on the Record Date immediately preceding such Income Distribution after deduction of (1) the fees and expenses then deductible pursuant to Section 3.05(a) and (2) the Trustee’s estimate of any other expenses properly chargeable to the Income Account pursuant to the Indenture which have accrued, as of such Record Date or are otherwise properly attributable to the period to which such Income Distribution relates.

(iii)                               The amount to be so distributed to each Unitholder shall be that pro rata share of the balance of the Income and Capital Accounts, computed as set forth herein, as shall be represented by the Units registered in the name of such Unitholder; provided, however, that the Trustee in its discretion may on any Distribution Date determine that the amount of the Income Distribution per Unit should be adjusted because of any unusual or extraordinary increase or decrease in the expenses incurred or expected to be incurred by the Trust; and, provided further, that the Trustee shall not be required to make a distribution from the Capital Account unless the cash balance on deposit therein available for distribution shall be sufficient to distribute at least the amount per Unit specified in the Prospectus.  In the computation of each such pro rata share, fractions of less than one cent shall be omitted.  After any such distribution provided for above, any cash balance remaining in the Income Account or the Capital Account shall be held in the same manner as other amounts subsequently deposited in each of such accounts, respectively.

(iv)                              Principal and income attributable to Contract Securities which the Depositor shall have declared by written notice to the Trustee to be Failed Contract Securities for which Replacement Securities are not to be substituted pursuant to Section 3.12 hereof shall be distributed to Unitholders of record as of the close of business on the Record Date next following the failure of consummation of such purchase and shall be distributed not more than 120 days after the receipt of such notice by the Trustee or at such earlier time in such manner as the Trustee in its sole discretion deems to be in the best interest of Unitholders.

(v)                                 For the purpose of distributions as herein provided, the Unitholders of record on the registration books of the Trustee at the close of business on each Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any Unitholder of record.  Nothing herein shall be construed to prevent the payment of amounts from the Income Account and the Capital Account to individual Unitholders by means of one check, draft or other instrument or device provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.06 hereof.

(vi)                              Notwithstanding the foregoing, if a Trust has not elected to be treated as a “regulated investment company” under the Code, the Trustee shall not be required to make a distribution from the Income Account or the Capital Account unless the aggregate cash for distribution within the meaning of Treas. Reg. 1.671-5(b)(5) from the Income Account and the Capital Account is equal to or greater than 0.1% of the net asset value of the Trust on the related Record Date.  This provision is intended to comply with Treas. Reg. 1.671-5(c)(2)(v)(C), and shall be interpreted consistent therewith and with any successor regulation.

(vii)                           Notwithstanding anything to the contrary herein, the Trustee shall waive or offset fees otherwise payable by the Trust pursuant to this Section 3.05 in an amount equal to any compensation (including, but not limited to, fees paid pursuant to a plan adopted by the issuer of a Security under Rule 12b-1 under the Investment Company Act of 1940, as amended) received by the Depositor, the Trustee or any Affiliated Person of the Depositor or Trustee from the issuer of a Security or any Fund Share in connection with the Trust’s investment in such Security or Fund Share.  The term “Affiliated Person” shall mean “affiliated person” as that term is defined in Section 2 of the Investment Company Act of 1940, as amended, and rules promulgated thereunder.

Section 3.06                            Distribution Statements.  (a) With each distribution from the Income or Capital Accounts of a Trust, the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account, expressed as a dollar amount per Unit of such Trust.  The Trustee shall also furnish each Unitholder with a change of address form as part of each statement.

(b) Within a reasonable period of time after the last Business Day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Unitholder of a Trust a statement setting forth, with respect to such calendar year and with respect to such Trust:

(i)                                     as to the Income Account:

(1)                                 the amount of income received on the Securities (including amounts received as a portion of the proceeds of any disposition of Securities);

(2)                                 the amounts paid from the Income Account for purchases of Securities pursuant to Section 3.12 and for redemptions pursuant to Section 6.02;

(3)                                 the deductions from the Income Account for payment into the Reserve Account;

(4)                                 the deductions for applicable taxes and fees and expenses of the Trustee, the Depositor, the Supervisor, counsel, auditors and any expenses paid by the Trust pursuant to Section 3.05;

(5)                                 the amounts reserved for purchases of Contract Securities or for purchases made pursuant to Section 3.12; and

(6)                                 the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;

(ii)                                  as to the Capital Account:

(1)                                 the date of principal payments and prepayments due to the sale, maturity, redemption, liquidation or disposition of any of the Securities and the net proceeds received therefrom, excluding any portion thereof credited to the Income Account;

(2)                                 the deductions from the Capital Account, if any, for payment of applicable taxes and fees and expenses of the Trustee, the Depositor, the Supervisor, counsel, auditors and any expenses paid by the Trust under Section 3.05;

(3)                                 the amount paid for purchases of Securities pursuant to Section 3.12 and for redemptions pursuant to Section 6.02;

(4)                                 the deductions from the Capital Account for payments into the Reserve Account;

(5)                                 the amounts reserved for purchases of Contract Securities or for purchases made pursuant to Section 3.12; and

(6)                                 the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;

(iii)                               the following information:

(1)                                 a list of Securities as of the last Business Day of such calendar year and a list which identifies all Securities sold or other Securities acquired during such calendar year, if any;

(2)                                 the number of Units outstanding on the last Business Day of such calendar year;

(3)                                 the Unit Value as defined in Section 6.01 based on the last Trust Evaluation pursuant to Section 6.01 made during such calendar year; and

(4)                                 the amounts actually distributed or which are otherwise attributable to Unitholders during such calendar year from the Income and Capital Accounts, separately stated, expressed as total dollar amounts for such distributions and the status of such distributions for federal income tax purposes.

Section 3.07                            Sale of Securities.  (a)  If necessary, in order to maintain the sound investment character of a Trust, the Depositor may direct the Trustee to sell or liquidate

Securities in such Trust at such price and time and in such manner as shall be determined by the Depositor, provided that the Supervisor has determined, if appropriate, that any one or more of the following conditions exist:

(i)                                     that there has been a default on any of the Securities in the payment of dividends or interest, after declared and when due and payable;

(ii)                                  that any action or proceeding has been instituted at law or equity seeking to restrain or enjoin the payment of dividends or interest on any Equity Securities, or that there exists any legal question or impediment affecting such Equity Securities or the payment of dividends or interest from the same;

(iii)                               that there has occurred any breach of covenant or warranty in any document relating to the issuer of Equity Securities which would adversely affect either immediately or contingently the payment of dividends or interest from the Equity Securities, or the general credit standing of the issuer or otherwise impair the sound investment character of such Equity Securities;

(iv)                              that there has been a default in the payment of dividends or interest, principal of or income or premium, if any, on any other outstanding obligations of the issuer of such Securities;

(v)                                 that the price of any Equity Securities had declined to such an extent or other such credit factors exist so that in the opinion of the Supervisor, as evidenced in writing to the Trustee, the retention of such Securities would be detrimental to the Trust and to the interest of the Unitholders;

(vi)                              that all of the Securities in the Trust will be sold pursuant to termination of the Trust pursuant to Section 9.02 hereof;

(vii)                           that such sale is required due to Units tendered for redemption;

(viii)                        that there has been a public tender offer made for a Security or a merger or acquisition is announced affecting a Security, and that in the opinion of the Supervisor the sale or tender of the Security is in the best interest of the Unitholders;

(ix)                              if the Depositor has received a notice from the Trustee described in Section 7.01(e)(2)(D), that in the opinion of the Supervisor, as evidenced in writing to the Trustee, the retention of such Securities would be detrimental to the Trust and to the interest of the Unitholders;

(x)                                 if the Trust has not elected to be taxed as a “regulated investment company” as defined in the Code, that the sale of such Securities is required in order to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes;

(xi)                              if the Trust has elected to be taxed as a “regulated investment company” as defined in the Code, that such sale is necessary or advisable (i) to maintain the qualification of the Trust as a “regulated investment company” or (ii) to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise taxes on the Trust or on undistributed income in the Trust; or

(xii)                           that as result of the ownership of the Security, the Trust or its Unitholders would be a direct or indirect shareholder of a passive foreign investment company as defined in section 1297(a) of the Code.

(b)                                 In the event a Security is sold pursuant to Section 3.07(a)(v) as a direct result of serious adverse credit factors affecting the issuer of such Security and the Trust has elected to be taxed as a “regulated investment company” as defined in the Code, then the Depositor may, but is not obligated, to direct the reinvestment of the proceeds of the sale of such Security in any other securities which meet the criteria necessary for inclusion in such Trust on the Initial Date of Deposit.

(c)                                  In the event a Security is sold pursuant to Section 3.07(a)(viii) from a Trust which has elected to be taxed as a “regulated investment company” as defined in the Code, the Depositor may direct the reinvestment of the proceeds of the sale of such Security, to the extent practicable, into the remaining Securities in the Trust’s portfolio in comparison to their weighting in the Trust’s Percentage Ratio.  Without limiting the generality of the foregoing, in determining whether such reinvestment is practicable, the Depositor may, but is not obligated to, specifically consider the ability of the Trust to reinvest such proceeds into round lots of a Security.

(d)                                 Upon receipt of such direction from the Depositor, upon which the Trustee shall rely, the Trustee shall proceed to sell or liquidate the specified Securities in accordance with such direction, and upon the receipt of the proceeds of any such sale or liquidation, after deducting therefrom any fees and expenses of the Trustee connected with such sale or liquidation and any brokerage charges, taxes or other governmental charges, shall deposit such net proceeds in the applicable Capital Account.

The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to any such direction or by reason of the failure of the Depositor to give any such direction, and in the absence of such direction, the Trustee shall have no duty to sell or liquidate any Securities under this Section 3.07.

Section 3.08                            Counsel.  The Depositor may employ from time to time, as it deems necessary or desirable, a firm of attorneys for any legal services which may be required in connection with the Securities, including any legal matters relating to the possible disposition or acquisition of any Securities pursuant to any provisions hereof or for any other reasons deemed advisable by the Depositor or the Trustee, in their discretion.  The fees and expenses of such counsel may, at the discretion of the Depositor, be paid by the Trustee from the Income Account and Capital Account as provided for in Section 3.05(a) hereof.

Section 3.09                            Trustee not Required to Amortize.  Nothing in this Indenture, or otherwise, shall be construed to require the Trustee to make any adjustments between the Income and Capital Accounts by reason of any premium or discount in respect of any of the Securities.

Section 3.10                            Liability of Depositor.  The Depositor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.  The Depositor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, counsel or any other persons pursuant to this Indenture and in furtherance of its duties.

Section 3.11                            Notice to Depositor.  In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken with respect to the Securities (including, but not limited to, the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any amendment or supplement to any indenture, resolution, agreement or other instrument under or pursuant to which the Securities have been issued), the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action as the Depositor shall in writing direct; provided, however, that if the Depositor shall not within five Business Days of the giving of such notice to the Depositor direct the Trustee to take or refrain from taking any action, the Trustee shall take such action or refrain from taking any action so as to insure that the Equity Securities are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Equity Securities that are held by owners other than the Trust.  Notwithstanding the foregoing, in the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken by holders of Fund Shares (including, but not limited to, the making of any demand, direction, request, giving of any notice, consent or waiver or the voting with respect to any matter relating to the Securities), the Trustee shall promptly notify the Depositor and shall thereupon take such action or refrain from taking any action with respect to the Fund Shares so as to insure that the Fund Shares are voted as closely as possible in the same manner and the same general proportion, with respect to all issues, as are shares of such Fund Shares that are held by owners other than the Trust.

For Trusts that have not elected to be treated as a “regulated investment company” as defined in the Code, in the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall reject such offer.  However, should any issuance, exchange or substitution be effected notwithstanding such rejection or without an initial offer, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee unless the Depositor advises the Trustee to keep such securities, cash or properties.

For Trusts that have elected to be treated as a “regulated investment company” as defined in the Code, in the event that an offer by the issuer of any of the Securities or any other party shall be made to issue new securities, or to exchange securities, for Trust Securities, the Trustee shall, at the direction of the Depositor, vote for or against, or accept or reject, any offer for new or exchanged securities or property in exchange for a Trust Security.  Should any issuance, exchange or substitution be effected, any securities, cash and/or property received shall be deposited hereunder and shall be promptly sold, if securities or property, by the Trustee pursuant to the Depositor’s direction, unless the Depositor advises the Trustee to keep such securities or property.

The cash received in such exchange and cash proceeds of any such sales shall be distributed to Unitholders in the manner set forth in Section 3.05.  The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such exchange or sale.

Neither the Depositor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.11 other than a failure to notify the Depositor.

Section 3.12                            Replacement Securities.  In the event that any contract to purchase any Contract Security is not consummated in accordance with its terms (a “Failed Contract Security”), the Depositor may instruct the Trustee in writing either to effect a buy-in in accordance with the rules of the market place where the Failed Contract Securities were purchased or its clearing house or to purchase a replacement security (the “Replacement Security”) which has been selected by the Depositor.  If the Depositor does not provide such an instruction, the Trustee is hereby directed either to effect a buy-in in accordance with the rules of the market place where the Failed Contract Securities were purchased or its clearing house or to purchase a Replacement Security out of funds held by the Trustee pursuant to Section 3.03.  Purchases of Replacement Securities will be made subject to the conditions set forth below:

(a)                                 For Trusts that have not elected to be treated as a “regulated investment company” as defined in the Code, the Replacement Securities shall be Equity Securities as originally selected for deposit in that series of the Trust;

(b)                                 For Trusts that have elected to be treated as a “regulated investment company” as defined in the Code, the Replacement Securities shall be Equity Securities as originally selected for deposit in the Trust or securities which the Depositor determines to be similar in character as Securities originally selected for deposit in the Trust;

(c)                                  The purchase of the Replacement Securities shall not adversely affect the federal income tax status of the Trust;

(d)                                 The purchase price of the Replacement Securities shall not exceed the total amount of cash deposited, or the amount available under the Letter(s) of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Security;

(e)                                  The written instructions of the Depositor shall (i) identify the Replacement Securities to be purchased, (ii) state that the contract to purchase, if any, to be entered into by the Trustee is satisfactory in form and substance and (iii) state that the foregoing conditions of clauses (a) through (d) have been satisfied with respect to the Replacement Securities; and

(f)                                   The Replacement Securities shall be purchased within thirty days after the deposit of the Failed Contract Security.

Upon satisfaction of the foregoing conditions with respect to any Replacement Securities which shall be certified by the Depositor in the written instruction to the Trustee identifying the Replacement Securities, the Trustee shall enter into the contract to purchase such Replacement Securities and take all steps reasonably necessary to complete the purchase thereof.  Whenever a Replacement Security is acquired by the Trustee pursuant to the provisions of this Section 3.12, the Trustee will, as agent for the Depositor, not later than five days after such acquisition, mail to each Unitholder a notice of such acquisition, including an identification of the Securities eliminated and the Securities acquired.  Amounts in respect of the purchase price thereof on account of principal shall be paid out of and charged against the cash deposited, or the amounts available under the Letter of Credit deposited, by the Depositor at the time of the deposit of the Failed Contract Security.  In the event the Trustee shall not consummate any purchase of Replacement Securities pursuant to this Section 3.12, funds held for such purchase shall be distributed in accordance with Section 2.01(d).  Any excess of the purchase price of a Failed Contract Security over the purchase price of its corresponding Replacement Security shall be refunded to the Depositor.  The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any purchase made pursuant to, or any failure to make any purchase authorized by, this Section 3.12.  The Depositor shall not be liable for any failure to instruct the Trustee to purchase any Replacement Securities, nor shall the Trustee or Depositor be liable for errors of judgment in respect to this Section 3.12; provided, however, that this provision shall not protect the Depositor or the Trustee against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

Section 3.13                            Compensation for Services Provided.  As compensation for providing evaluation services in its capacity as Evaluator, and for providing bookkeeping and other administrative services of a character described in Section 26(a)(2)(C) of the Investment Company Act of 1940, as amended, to the extent such services are in addition to, and do not duplicate the services to be provided hereunder by the Trustee or the Depositor for providing supervisory portfolio services, the Depositor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually, an aggregate annual fee in an amount which shall not exceed the amount specified as compensation for the Depositor for providing evaluation, bookkeeping and administrative services in the Prospectus and/or Reference Trust Indenture relating to a particular Trust, calculated per 100 Units outstanding as of January 1 of such year; except for a Trust during the year or years in which an initial offering period occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Depositor provides services during less than the whole of such year); but in no event shall such compensation when combined with all compensation received from other series of the Fund for providing such evaluation, bookkeeping and administrative services in any calendar year exceed the aggregate cost to the Depositor for providing such services.  Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index for All Urban Consumers entitled “Services Less Rent of Shelter” or similar index, if such index should no longer be published.  The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase.  Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Depositor, upon which, as to the cost incurred by the Depositor of providing services hereunder, the Trustee may rely, and shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.05.

If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 3.13, the Trustee shall have the power to sell (a) Securities from the current list of Securities designated to be sold pursuant to Section 6.02 hereof, or (b) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 3.13.

Any moneys payable to the Depositor pursuant to this Section 3.13 shall be secured by a lien on the related Trust prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04 herein.

Section 3.14                            Deferred Sales Charge.  If the Prospectus related to a Trust specifies a deferred sale charge, the Trustee shall, on each Deferred Sales Charge Payment Date and as permitted by such Prospectus, withdraw from the Capital Account an amount per Unit equal to the Deferred Sales Charge Payment and credit such amount to a special non-Trust account maintained at the Trustee out of which the deferred sales charge will be distributed to the Depositor (the “Depositor’s Account”).  If the balance in the Capital Account is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Capital Account, or sell Securities and credit the proceeds thereof to such Depositor’s Account.  If a Unitholder redeems Units prior to full payment of the deferred sales charge, the Trustee shall, if so provided in the related Prospectus, on the Redemption Date, deduct from the Redemption Price payable to such Unitholder an amount equal to the unpaid portion of the deferred sales charge and distribute such amount to such Depositor’s Account.  The Depositor may at any time instruct the Trustee in writing to distribute to the Depositor amounts previously credited to the Depositor’s Account.  Amounts to be credited to the Depositor’s Account with respect to each Deferred Sales Charge Payment are due and payable to the Depositor on the related Deferred Sales Charge Payment Date.  If a Trust is terminated pursuant to Section 7.01(g), the Depositor agrees to reimburse Unitholders for any Deferred Sales Charge Payments collected by the Depositor to which it is not entitled.

If any Deferred Sales Charge Payment Date is not a Business Day, that Deferred Sales Charge Payment Date shall be deemed to be the next Business Day.  The term “Deferred Sales Charge Payment” shall mean a fraction of the total maximum deferred sales charge specified in the Prospectus, the numerator of which is one and the denominator of which is equal to the total number of Deferred Sales Charge Payment Dates.

Section 3.15                            Creation and Development Fee.  If the Prospectus related to a Trust specifies a creation and development fee, the Trustee shall, on such date or dates set forth in the Prospectus for a Trust withdraw from the Capital Account, an amount equal to either the accrued and unpaid creation and development fee as of such date (for Trusts in which the applicable Prospectus provides that the creation and development accrue on a daily basis) or the entire creation and development fee (for Trusts in which the applicable Prospectus provides that the creation and development fee be assessed at the conclusion of the initial offering period, as certified by the Depositor to the Trustee) and credit such amount to a special non-Trust account designated by the Depositor out of which the creation and development fee will be distributed to the Depositor (the “Creation and Development Account”).  For Trusts in which the applicable Prospectus provides for daily accrual of the creation and development fee, the creation and development fee will accrue on a daily basis at an annual rate as set forth in such Prospectus for the Trust based on a percentage of the average daily Unit Value of the Trust.  For Trusts in which the applicable Prospectus provides that the entire creation and development fee will be assessed at the conclusion of the initial offering period, the reimbursement provided for in this Section 3.15 shall be for the account of Unitholders of record at the conclusion of the initial offering period and shall have no effect on the Unit Value prior to such date.  If the balance in the Capital Account is insufficient to make any such withdrawal, the Trustee shall, as directed by the Depositor, either advance funds in an amount equal to the proposed withdrawal and be entitled to reimbursement of such advance upon the deposit of additional moneys in the Capital Account, or sell Securities and credit the proceeds thereof to the Creation and Development Account to the extent payable pursuant to this Section 3.15. If the Trust is terminated pursuant to Section 7.01(g), the Depositor agrees to reimburse Unitholders for any amounts of the Creation and Development Fee collected by the Depositor to which it is not entitled.  All advances made by the Trustee pursuant to this Section 3.15 shall be secured by a lien on the Trust prior to the interest of Unitholders.  Notwithstanding the foregoing, the Depositor shall not receive any amount of Creation and Development Fee which exceeds the maximum amount per Unit stated in the Prospectus.  For Trusts in which the applicable Prospectus provides for daily accrual of the creation and development fee, the Depositor shall notify the Trustee not later than ten Business Days prior to the date on which the Depositor anticipates that the maximum amount of the creation and development fee the Depositor may receive has been accrued and shall also notify the Trustee as of the date when the maximum amount of the creation and development fee has been accrued.  The Trustee shall have no responsibility or liability for damages or loss resulting from any error in the information in the preceding sentence. The Depositor agrees to reimburse the Trust and any Unitholder any amount of Creation and Development Fee it receives which exceeds the amount which the Depositor may receive under applicable laws, regulations and rules.

Section 3.16                            Reclaiming Foreign Taxes.  The Trustee shall use reasonable efforts to reclaim or recoup any amounts of non-U.S. tax paid by the Trust or withheld from income received by the Trust to which the Trust may be entitled as a refund.

Section 3.17                            Foreign Currency Exchange.  Unless the Depositor shall otherwise direct, whenever funds are received by the Trustee in foreign currency, upon the receipt thereof or, if such funds are to be received in respect of a sale of Securities, concurrently with the contract of the sale for the Security (in the latter case the foreign exchange contract to have a settlement date coincident with the relevant contract of sale for the Security), the Trustee shall enter into a foreign exchange contract for the conversion of such funds to U.S. dollars.  The Trustee shall have no liability for any loss or depreciation resulting from such action taken. Any foreign exchange transaction effected by the Trustee in connection with this Indenture may be entered into with the Trustee, or any affiliate of the Trustee, acting as principal or otherwise through customary banking channels, upon such terms, and for such compensation, as the Depositor and the Trustee or its affiliates may agree upon. Any compensation paid to the Trustee or its affiliate for such services shall not reduce the compensation payable to the Trustee for its services as such. The Depositor may issue a standing instruction with respect to foreign exchange transactions; however, the foreign exchange counterparty, which may be an affiliate of the Trustee, will establish terms of trading in connection with any standing instruction. The Trust shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

Section 3.18                            Selection of Brokers or Dealers in Connection with the Acquisition and Disposition of Securities.  In acquiring or disposing of Securities, including without limitation additional Securities, the Trustee (or the Depositor, if the Depositor is acquiring Securities for the account of the Trust) shall direct transactions to such brokers or dealers as the Depositor selects or, if the Depositor fails to so select, to such brokers or dealers from whom the Trustee expects to obtain the most favorable execution of orders. The Depositor, or an affiliate of either the Depositor or the Trustee, may act as broker. If the Depositor acts as broker, it shall be entitled to compensation in accordance with applicable law and regulations. Any affiliate of the Trustee acting as broker shall receive such compensation as may be agreed upon with the Depositor (or, if selected by the Trustee, at the affiliate’s standard commission rates, concessions or markups), without reduction of the compensation payable to the Trustee for its services as such.

Section 3.19                            Regulated Investment Company Election.  If the Prospectus for a Trust states that such Trust intends to elect to be treated and to qualify as a “regulated investment company” as defined in the Code, the Trustee is hereby directed to make such elections and take all actions, including any appropriate election to be taxed as a corporation, as shall be necessary to effect such qualification or to provide funds to make any distribution for a taxable year in order to avoid imposition of any income or excise tax on the Trust or on undistributed income in the Trust.  The Trustee shall make such reviews of each Trust portfolio as shall be necessary to maintain qualification of a particular Trust as a “regulated investment company” and to avoid imposition of tax on a Trust or undistributed income in the Trust, and the Depositor and Supervisor shall be authorized to rely conclusively upon such reviews.

Section 3.20                            Fee Waiver and/or Expense Reimbursement.  In the event that the Fee Table in the Prospectus for a Trust states that such Trust is subject to a fee waiver and/or expense reimbursement, the Depositor and Supervisor agree that on the Business Day following the end of the initial offering period:  (1) the Depositor and/or the Supervisor will waive all or a portion of the fees otherwise payable to them pursuant to Sections 3.13 and 4.01, respectively, of this Indenture; and/or (2) the Depositor will reimburse the Trust operating expenses by making a payment to the Trustee; in an aggregate amount so that the total estimated annual expenses calculated on that date do not exceed the dollar amount per 100 Units after such one time fee waiver and/or expense reimbursement as described in the Prospectus for such Trust.

Section 3.21                            License Fees.  If so provided in the Prospectus, the Depositor may enter into a licensing agreement (the “Agreement”) with a licensor (the “Licensor”) described in the Prospectus in which the Trust(s), as consideration for the licenses granted by the Licensor for the right to use its trademarks and trade names, intellectual property rights or for the use of databases and research owned by the Licensor, will pay a fee set forth in the Agreement to the applicable Licensor or the Depositor to reimburse the Depositor for payment of such expenses.

ARTICLE IV

SUPERVISOR SERVICER

Section 4.01                            Compensation.  As compensation for providing supervisory portfolio services under this Indenture, the Supervisor shall receive, in arrears, against a statement or statements therefor submitted to the Trustee monthly or annually an aggregate annual fee in an amount which shall not exceed the amount specified as compensation for the Supervisor in the Prospectus and/or Reference Trust Indenture relating to a particular Trust, calculated per 100 Units outstanding as of January 1 of such year, except for a Trust during the year or years in which an initial offering period as determined in Section 5.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Supervisor provides services during less than the whole of such year), but in no event shall such compensation when combined with all compensation received from other series of the Fund for providing such supervisory services in any calendar year exceed the aggregate cost to the Supervisor for providing such services.  Such compensation may, from time to time, be adjusted provided that the total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index for All Urban Consumers entitled “Services Less Rent of Shelter” or similar index, if such index should no longer be published.  The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase.  Such compensation shall be paid by the Trustee, upon receipt of invoice therefor from the Supervisor, upon which, as to the cost incurred by the Supervisor of providing services hereunder, the Trustee may rely, and shall be charged against the Income and/or Capital Accounts, in accordance with Section 3.05.

If the cash balance in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 4.01, the Trustee shall have the power to sell (a) Securities from the current list of Securities designated to be sold pursuant to Section 6.02 hereof, or (b) if no such Securities have been so designated, such Securities as the Trustee may see fit to sell in its own discretion, and to apply the proceeds of any such sale in payment of the amounts payable pursuant to this Section 4.01.

Any moneys payable to the Supervisor pursuant to this Section 4.01 shall be secured by a lien on the related Trust prior to the interest of Unitholders, but no such lien shall be prior to any lien in favor of the Trustee under the provisions of Section 7.04 herein.

Section 4.02                            Liability of Supervisor.  The Supervisor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.  The Supervisor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, counsel or any other persons pursuant to this Indenture and in furtherance of its duties.

Section 4.03                            Resignation and Removal of Supervisor; Successor.  (a) The Supervisor may resign and be discharged hereunder, by executing an instrument in writing resigning as Supervisor and filing the same with the Depositor and the Trustee, not less than sixty days before the date specified in such instrument when, subject to Section 4.03(e), such resignation is to take effect.  Upon receiving such notice of resignation, the Depositor and the Trustee shall use their best efforts to appoint a successor supervisor having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee.  Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the resigning Supervisor and one copy to the successor supervisor.  The Depositor or the Trustee may remove the Supervisor at any time upon thirty days’ written notice and appoint a successor supervisor having qualifications and at a rate of compensation satisfactory to the Depositor and the Trustee.  Such appointment shall be made by written instrument executed by the Depositor and the Trustee, in duplicate, one copy of which shall be delivered to the Supervisor so removed and one copy to the successor supervisor.  Notice of such resignation or removal and appointment of a successor supervisor shall be mailed by the Trustee to each Unitholder then of record.

(b)                                 Any successor supervisor appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor supervisor without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Supervisor herein and shall be bound by all the terms and conditions of this Indenture.

(c)                                  If at any time the Supervisor shall resign and no successor supervisor shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor and the Trustee, the Supervisor may forthwith apply to a court of competent jurisdiction for the appointment of a successor supervisor.  Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor supervisor.

(d)                                 Any corporation into which the Supervisor hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Supervisor hereunder shall be a party, shall be the successor supervisor under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Supervisor may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

(e)                                  Any resignation or removal of the Supervisor and appointment of a successor supervisor pursuant to this Section 4.03 shall become effective upon acceptance of appointment by the successor supervisor as provided in subsection (b) hereof.

ARTICLE V

EVALUATION OF SECURITIES; EVALUATOR

Section 5.01                            Evaluation of Securities.  (a) The Evaluator shall determine separately, and shall promptly furnish to the Trustee and Depositor upon request, the value of each issue of Securities (including Contract Securities) (“Evaluation”) as of the Evaluation Time (i) on each Business Day during the period which the Units are being offered for sale to the public and (ii) on any other day on which a Trust Evaluation is to be made pursuant to Section 6.01 or which is requested by the Depositor or the Trustee.  As part of the Trust Evaluation, the Evaluator shall determine separately and promptly furnish to the Depositor upon request the Evaluation of each issue of Securities initially deposited in a Trust on the Initial Date of Deposit.  The Evaluator’s determination of the offering prices of the Securities on the Initial Date of Deposit shall be included in the Schedules attached to the Reference Trust Indenture.

(b)                                 During the initial offering period of a Trust (as determined by the Depositor and described in the related prospectus), the Evaluation for each Security shall be made in the following manner:  (i) with respect to Securities for which market quotations are readily available, such Evaluation shall be made on the basis of the market value of such Securities; and (ii) with respect to other Securities such Evaluation shall be made on the basis of the fair value of such Securities as determined in good faith by the Evaluator.  If the Securities are listed on a national or foreign securities exchange or traded on the Nasdaq Stock Market, Inc. and market quotations of such Securities are readily available, the market value of such Securities shall generally be based on the last available closing sale price on or immediately prior to the Evaluation Time (unless the Evaluator determines that such price is not accurate), on the exchange or market which is the principal market therefor, which shall be deemed to be the New York Stock Exchange if the Securities are listed thereon.  With respect to Fund Shares that are not listed on a national or foreign securities exchange, such valuation shall be made on the basis of the current net asset value of such shares as determined by the issuers of such Fund Shares. If the Trust holds Securities denominated in a currency other than U.S. dollars, the Evaluation of such Security shall be converted to U.S. dollars based on current offering side exchange rates (unless the Evaluator deems such prices inappropriate as a basis for valuation).  For each Evaluation, the Evaluator shall also confirm and furnish to the Depositor the calculation of the Trust Evaluation to be computed pursuant to Section 6.01.

(c)                                  After the initial offering period of Units of a Trust (as determined by the Depositor), Evaluation of the Securities shall be made in the manner described in Section 5.01(b), provided that, such Evaluation of the Securities shall be made on the basis of the bid side value of any relevant currency exchange rate expressed in U.S. dollars.

Section 5.02                            Information for Unitholders.  For the purpose of permitting Unitholders to satisfy any reporting requirements of applicable federal or state tax law, the Evaluator shall transmit to any Unitholder upon request any determinations made by it pursuant to Section 5.01.

Section 5.03                            Liability for Evaluation Services.  The Trustee, the Depositor and the Unitholders may rely on any Evaluation furnished by the Evaluator and shall have no responsibility for the accuracy thereof.  The determinations made by the Evaluator under Section 5.01 shall be made in good faith upon the basis of the best information available to it.  The Evaluator shall be under no liability under this Section 5.03 to the Trustee, the Depositor or the Unitholders for errors in judgment; provided, however, that this provision shall not protect the Evaluator against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

Section 5.04                            Resignation and Removal of Evaluator; Successor.  (a) The Evaluator may resign and be discharged hereunder, by executing an instrument in writing resigning as Evaluator and filing the same with the Depositor and the Trustee, not less than 60 days before the date specified in such instrument when, subject to Section 5.04(e), such resignation is to take effect.  Upon receiving such notice of resignation, the Depositor or, if no Depositor is acting, the Trustee, shall use its best efforts to appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor or, if the appointment is made by the Trustee, the Trustee.  Such appointment shall be made by written instrument executed by the Depositor or the Trustee, as applicable, one copy of which shall be delivered to the resigning Evaluator and one copy to the successor evaluator.  The Depositor or, if no Depositor is acting, the Trustee, may remove the Evaluator at any time upon 30 days’ written notice and appoint a successor evaluator having qualifications and at a rate of compensation satisfactory to the Depositor or, if the removal and appointment is made by the Trustee, the Trustee.  Such appointment shall be made by written instrument executed by the Depositor or the Trustee, as applicable, in duplicate, one copy of which shall be delivered to the Evaluator so removed and one copy to the successor evaluator.  Notice of such resignation or removal and appointment of a successor evaluator shall be mailed by the Trustee to each Unitholder then of record.

(b)  Any successor evaluator appointed hereunder shall execute, acknowledge and deliver to the Depositor and the Trustee an instrument accepting such appointment hereunder, and such successor evaluator without any further act, deed or conveyance shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named Evaluator herein and shall be bound by all the terms and conditions of this Indenture.

(c)  In case at any time the Evaluator shall resign and no successor evaluator shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor and the Trustee, the Evaluator may forthwith apply to a court of competent jurisdiction for the appointment of a successor evaluator.  Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor evaluator.

(d)  Any corporation into which the Evaluator hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Evaluator hereunder shall be a party, shall be the successor evaluator under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which the Evaluator may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

(e)  Any resignation or removal of the Evaluator and appointment of a successor evaluator pursuant to this Section shall become effective upon acceptance of appointment by the successor evaluator as provided in subsection (b) hereof.

(f)  The Trustee shall have no responsibility for, or liability in respect of, any appointment or removal made by the Depositor, or for the rate of compensation determined by the Depositor, provided, however, that the Trustee may require, and shall be authorized conclusively to rely upon, a certificate of the Depositor or opinion of counsel satisfactory to the Trustee, that the rate of compensation to be paid is permissible under applicable laws and regulations.

Section 5.05                            Valuation of Listed Securities for which Closing Prices are Available; Foreign Currency Conversions.  Unless the Reference Trust Indenture otherwise provides, the Trustee shall provide to the Evaluator the closing sale price of any Security listed on a national or foreign securities exchange or traded on the Nasdaq Stock Market, Inc., based on information available to the Trustee from a reporting service approved by the Evaluator, which closing price shall be used for evaluations made pursuant to Section 5.01 (unless the Evaluator deems such price inappropriate as a basis for evaluation).  Neither the Trustee, the Evaluator nor the Depositor shall be liable for any loss or depreciation resulting from any errors contained in the information received from any such reporting service.

The Evaluator shall instruct the Trustee as to the method whereby calculations of U.S. dollar equivalents are to be made for purpose of net asset value computations and otherwise as may be required hereunder.  The Trustee shall have no liability for any loss or depreciation resulting from any calculation of U.S. dollar equivalent made pursuant to the Evaluator’s instruction.

ARTICLE VI

EVALUATION; REDEMPTION, PURCHASE, TRANSFER
OR INTERCHANGE OF UNITS

Section 6.01                            Trust Evaluation.  As of the Evaluation Time (a) on the last Business Day of each year, (b) on the day on which any Unit is tendered for redemption and (c) on any other day desired by the Trustee or requested by the Depositor, the Trustee shall:  Add (i) all moneys on deposit in a Trust (excluding (1) cash, cash equivalents or Letters of Credit deposited pursuant to Section 2.01 hereof for the purchase of Contract Securities, unless such cash or Letters of Credit have been deposited in the Income and Capital Accounts because of failure to apply such moneys to the purchase of Contract Securities pursuant to the provisions of Sections 2.01, 3.02 and 3.03 hereof and (2) moneys credited to the Reserve Account pursuant to Section 3.04 hereof), plus (ii) the aggregate Evaluation of all Securities (including Contract Securities) on deposit in such Trust (such Evaluation to be made on the basis of bid prices and the aggregate underlying value of the Equity Securities as determined in Section 5.01(b) for the purpose of computing redemption value of Units as set forth in Section 6.02 hereof), plus (iii) all other income from the Securities (including dividends receivable on the Equity Securities trading ex-dividend as of the date of such valuation) as of the Evaluation Time on the date of such Evaluation together with all other assets of such Trust.  For each such computation there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or charges payable out of the respective Trust and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account, (ii) amounts representing estimated accrued expenses of such Trust including but not limited to unpaid fees and expenses of the Trustee, the Evaluator, the Supervisor, the Depositor and counsel, in each case as reported by the Trustee to the Depositor on or prior to the date of computation, and (iii) any moneys identified by the Trustee, as of the date of such computation, as held for distribution to Unitholders of record as of a Record Date or for payment of the Redemption Price of Units tendered prior to such date.  The resulting figure is herein called a “Trust Evaluation.” The value of the pro rata share of each Unit of the respective Trust determined on the basis of any such evaluation shall be referred to herein as the “Unit Value.” Amounts receivable by the Trust in foreign currency shall be converted by the Trustee to U.S. dollars based on current exchange rates, in the same manner as provided in Section 5.01(b) or 5.01(c), as applicable, for the conversion of the valuation of foreign Securities, and the Trustee shall report such conversion with each Evaluation made pursuant to Section 5.01.  For each day on which the Trustee shall make a Trust Evaluation it shall also determine Unit Value for such day.  Such Unit Value shall be determined by dividing said Trust Evaluation by the number of Units outstanding on such day.

Section 6.02                            Redemptions by Trustee; Purchases by Depositor.  Any Unit tendered by means of an appropriate request for redemption in form approved by the Trustee shall be paid by the Trustee no later than the seventh calendar day following the day on which tender for redemption is made in proper form, provided that if such day of payment is not a Business Day, then such payment shall be on the first Business Day prior thereto (being herein called the “Settlement Date”).  The Business Day on which tender for redemption is made in proper form shall be referred to herein as the “Redemption Date.” Subject to (a) the next succeeding paragraph, (b) payment by such Unitholder of any tax or other governmental charges which may be imposed thereon and (c) payments in the form of In Kind Distributions (as defined below), such redemption is to be made by payment of a cash equivalent to the Unit Value determined on the basis of a Trust Evaluation made in accordance with Section 6.01 determined by the Trustee as of the Evaluation Time on the Redemption Date, multiplied by the number of Units tendered for redemption (herein called the “Redemption Price”), or if the Unitholder wishes to redeem a number of Units less than all those so tendered, multiplied by the number of Units so designated by such Unitholder for redemption.  Units received for redemption by the Trustee on any day after the Evaluation Time will be held by the Trustee until the next Trust Business Day and will be deemed to have been tendered on such day for redemption at the Redemption Price computed on that day.

The portion of the Redemption Price which represents income shall be withdrawn from the Income Account to the extent available.  The balance paid on any Redemption Price, including income not paid from the Income Account, if any, shall be withdrawn from the Capital Account to the extent that funds are available for such purpose.  If such available funds shall be insufficient, the Trustee shall sell such Securities as have been designated on the current list for such purpose by the Supervisor, as hereinafter in this Section 6.02 provided, in such amounts as the Trustee in its discretion shall deem advisable or necessary in order to fund the Capital Account for purposes of such redemption.  Sale of Securities by the Trustee shall be made in such manner as the Trustee shall determine will bring the best price obtainable for a Trust, subject to any limitations as to the minimum amount of Securities to be sold specified by the Depositor or in the Reference Trust Indenture.  In the event that either (i) funds are withdrawn from the Capital Account and are applied to the payment of income upon any redemption of

Units or (ii) Securities are sold for the payment of the Redemption Price and any portion of the proceeds of such sale is applied to the payment of income upon such redemption, then, in either such event, the Capital Account shall be reimbursed therefor at such time as sufficient funds may be next available in the Income Account for such purpose.

The Trustee may in its discretion, and shall when so directed by the Depositor in writing, suspend the right of redemption for Units of a Trust or postpone the date of payment of the Redemption Price for more than seven calendar days following the day on which tender for redemption is made (i) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (ii) for any period during which an emergency exists as a result of which disposal by such Trust of the Securities is not reasonably practicable or it is not reasonably practicable to fairly determine in accordance herewith the value of the Securities; or (iii) for such other period as the SEC may by order permit.  The Trustee shall not be liable to any person or in any way for any loss or damage which may result from any such suspension or postponement.

Not later than the close of business on the day of tender of any Unit for redemption by a Unitholder other than the Depositor, the Trustee shall notify the Depositor of such tender.  The Depositor shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase as soon as practicable thereafter, but in no event subsequent to the close of business on the first Business Day after the day on which such Unit was tendered for redemption.  Such purchase shall be made by payment by the Depositor to the Unitholder on the Redemption Date of an amount not less than the Redemption Price which would otherwise be payable by the Trustee to such Unitholder.  So long as the Depositor maintains a bid in the secondary market, the Depositor may repurchase the Units tendered to the Trustee for redemption by the Depositor but shall be under no obligation to maintain any bids and may, at any time while so maintaining such bids, cease to do so immediately at any time or from time to time without notice.

Any Units so purchased by the Depositor may at the option of the Depositor be tendered to the Trustee for redemption at the corporate trust office of the Trustee in the manner provided in the first paragraph of this Section 6.02.

Notwithstanding the foregoing provisions of this Section 6.02, until the close of business on the second Business Day after the day on which a Unit was tendered for redemption the Trustee is hereby irrevocably authorized in its discretion, in the event that the Depositor does not purchase any Units tendered to the Trustee for redemption, or in the event that a Unit is being tendered by the Depositor for redemption, in lieu of redeeming Units, to sell Units in the over-the-counter market through any broker or dealer of its choice for the account of the tendering Unitholder at prices which will return to the Unitholder an amount in cash, net after deducting brokerage commissions, transfer taxes and other charges, equal to or in excess of the Redemption Price which such Unitholder would otherwise be entitled to receive on redemption pursuant to this Section 6.02.  The Trustee shall pay to the Unitholder the net proceeds of any such sale on the day on which such Unitholder would otherwise be entitled to receive payment of the Redemption Price hereunder.

Notwithstanding anything to the contrary in this Section 6.02, if the Prospectus for a Trust provides for in kind distribution of Securities in connection with Unit redemptions and a

Unitholder tenders at least the minimum number of Units stated in such Prospectus for redemption, a Unitholder may request at the time of tender to receive from the Trustee in lieu of cash such Unitholder’s pro rata share of each Security then held by such Trust, provided that the Security is principally traded in the United States if such limitation is set forth in the Prospectus for the Trust.  Such tendering Unitholder will receive his pro rata number of whole shares of each of such Securities comprising the portfolio of such Trust and cash from the Capital Account equal to the value of the fractional shares and any Securities principally traded outside the United States to which such tendering Unitholder is entitled.  Such pro rata share of each Security and the related cash to which such tendering Unitholder is entitled is referred to herein as an “In Kind Distribution.” An In Kind Distribution will be made by the Trustee through the distribution of each of the Securities in book-entry form to the account of the Unitholder’s bank or broker or dealer at Depository Trust Company.  If funds in the Capital Account are insufficient to cover the required cash distribution to the tendering Unitholder, the Trustee may sell Securities according to the criteria discussed herein.

Notwithstanding the preceding paragraph, if a Unitholder electing an In Kind Distribution is an Affiliated Redeeming Unitholder, as such term is defined below, such In Kind Distribution shall be permitted subject to the following conditions:

(a)                                 The In Kind Distribution shall be consistent with the Trust’s redemption policies and undertakings, as set forth in the Trust’s Prospectus;

(b)                                 Neither the Affiliated Redeeming Unitholder, nor any other party with the ability and the pecuniary incentive to influence the In Kind Distribution, may select, or influence the selection of, the distributed Securities;

(c)                                  Upon an In Kind Distribution by the Affiliated Redeeming Unitholder, the Trustee shall distribute to the Affiliated Redeeming Unitholder its proportionate share of every Security in the Trust’s portfolio, provided that if the Trustee is not an affiliated person (as the term “affiliated person” is defined in the Investment Company Act of 1940, as amended) of the Affiliated Redeeming Unitholder, the Trustee may exclude Discretionary Assets (as defined below) from the In Kind Distribution to the extent that the Trustee cannot practicably distribute such Discretionary Assets without undue burden or adverse impact to the Trust or its Unitholders.  If the Trustee determines that it is impracticable to distribute the Discretionary Assets in kind, the Trustee shall sell or liquidate the Discretionary Assets to raise funds to satisfy the redemption, provided that if the Trustee cannot sell or liquidate the Discretionary Assets, the Trustee may sell or liquidate other Securities;

(d)                                 The In Kind Distribution may not favor the Affiliated Redeeming Unitholder to the detriment of any other Unitholder;

(e)                                  The Trustee shall monitor each In Kind Distribution on a quarterly basis for compliance with all provisions of this Section 6.02; and

(f)                                   The Trustee shall maintain and preserve for a period of not less than six years from the end of the fiscal year in which the In Kind Distribution occurs, the first two years in an easily accessible place, records for each In Kind Distribution setting forth the identity of the

Affiliated Redeeming Unitholder, a description of the composition of the Trust’s portfolio (including each asset’s value) immediately prior to the In Kind Distribution, a description of each Security distributed in kind, the terms of the In Kind Distribution, the information or materials upon which the asset valuations were made, and a description of the composition of the Trust’s portfolio (including each asset’s value) one month after the In Kind Distribution.

The term “Affiliated Redeeming Unitholder” shall mean an affiliated person or a promoter of or a principal underwriter for the Trust, or an affiliated person of such a person, promoter or principal underwriter.  The terms “affiliated person,” “promoter” and “principal underwriter” as used in the preceding sentence shall have the meanings assigned to each such term in the Investment Company Act of 1940, as amended.

The term “Discretionary Assets” shall mean (i) securities that, if distributed, would be required to be registered under the Securities Act of 1933, as amended; (ii) securities issued by entities in countries that (A) restrict or prohibit the holding of securities by non-nationals other than through qualified investment vehicles, or (B) permit transfers of ownership of securities to be effected only by transactions conducted on a local stock exchange; and (iii) any assets that, although they may be liquid and marketable, must be traded through the marketplace or with the counterparty to the transaction in order to effect a change in beneficial ownership.

Notwithstanding anything to the contrary in this Indenture, if a Trust has not elected to be treated as a “regulated investment company” as defined in the Code, no Unitholder may elect to have Units redeemed through an In Kind Distribution within thirty days of any Trust termination.

The Supervisor, who may consult with the Depositor, shall maintain with the Trustee a current list of Securities designated to be sold for the purpose of funding the Capital Account for redemption of Units tendered for redemption and, to the extent necessary, for payment of expenses under this Indenture.  In connection therewith, the Depositor may specify the minimum amounts of any Securities to be sold at any one time.  If the Supervisor shall for any reason fail to maintain such a list, the Trustee may in its sole discretion designate a current list of Securities for such purposes; provided, however, if the Trustee sells, redeems or otherwise liquidates Securities pursuant to this Section 6.02 to satisfy Unit redemptions, the Trustee shall do so, as nearly as practicable, on a pro rata basis among all Securities held by the Trust.  The net proceeds of any sale of Securities from such list representing income shall be credited to the Income Account and then disbursed therefrom for payment of expenses and payments to Unitholders required to be paid under this Indenture.  Any balance remaining after such disbursements shall be credited to the Capital Account and may be used to acquire additional Securities (if permitted by applicable rules and regulations as indicated by an opinion of counsel) or for any of the other purposes set forth under the Indenture.

The Depositor, Supervisor and Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale of Securities made pursuant to this Section 6.02.

Section 6.03                            Units to be Held Only Through the Depository Trust Company or a Successor Clearing Agency.  No Unit may be registered in the name of any person other than DTC or its nominee (or such other clearing agency registered as such pursuant to Section 17A of the Exchange Act of 1934 designated as successor to DTC by the Depositor, or the Trustee or the nominee thereof) (DTC and any such successor clearing agency are herein referred to as the “Clearing Agency”) unless the Clearing Agency advises the Trustee that it is no longer willing or able properly to discharge its responsibilities with respect to the Units and the Trustee is unable to locate a qualified successor clearing agency, in which case the Trustee shall notify the Clearing Agency and instruct it to provide the Trustee with the name and address of all persons who are the beneficial owners of Units as registered on the books of the Clearing Agency (the “Owners”).  So long as a Clearing Agency is the registered holder of the Units, it shall be the registered holder of the Units for all purposes under this Indenture and the Owners shall hold their interest in the Units pursuant to such Clearing Agency’s applicable procedures.  The Trustee shall be entitled to deal with any Clearing Agency for all purposes of this Indenture (including the payment of distributions on the Units and giving of instructions or directions by or to the Owners) as the sole Unitholder of the Units and shall have no obligations to the Owners.  The rights of the Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the applicable procedures of the Clearing Agency and the agreements between the Owners and the Clearing Agency and its participants.  Neither the Depositor nor the Trustee shall have any liability in respect of any transfers of Units effected by any Clearing Agency.  All provisions of this Indenture relating to the ownership and transfer of Units shall be construed to effectuate the provisions of this Section 6.03.

Section 6.04                            Rollover of Units.  (a) If the Depositor shall offer a subsequent series of a Trust (the “New Series”), the Trustee shall, if so directed and at the time specified by the Depositor, send a form of election to Unitholders (which may be included in the notice sent to Unitholders specified in Section 9.02) whereby Unitholders, whose redemption distribution would be in an amount sufficient to purchase at least one Unit of the New Series, may elect to (i) have their Units redeemed through an In Kind Distribution in the manner provided in Section 6.02, (ii) have the Distribution Agent make a determination as to which Securities, if any, are identical to securities contained in the New Series (“Common Securities”), (iii) have the Distribution Agent sell Securities which are not Common Securities, and (iv) have the Common Securities and the cash proceeds from the sale of other Securities applied by the Distribution Agent to purchase Units of the New Series, all as hereinafter provided.  The Trustee shall honor properly completed election forms returned to the Trustee, accompanied by a properly completed redemption request by its close of business five days prior to the Special Redemption Date.

All Units so tendered by a Unitholder (a “Rollover Unitholder”) shall be redeemed and canceled on the Special Redemption Date.  Subject to payment by such Rollover Unitholder of any tax or other governmental charges which may be imposed thereon, such redemption is to be made through an In Kind Distribution pursuant to Section 6.02 by distribution of cash and/or Securities to the Distribution Agent on the Special Redemption Date which shall be no less than thirty calendar days prior to the Termination Date (herein called the “Rollover Distribution”).  Any Securities that are made part of the Rollover Distribution shall be valued for purposes of the Rollover Distribution as of the Special Redemption Date.

The Distribution Agent shall determine, based on the value of a Unitholder’s Rollover Distribution, the maximum number of Units of the New Series such Unitholder is able to purchase using such Rollover Distribution.  Thereafter, based upon the composition of the portfolio securities of the New Series, the Distribution Agent will calculate the number of

Common Securities to be contributed to create the requisite number of Units of the New Series specified above.  All Securities, other than the Common Securities to be contributed to the New Series, included in a Unitholder’s Rollover Distribution shall be sold by the Distribution Agent on the Special Redemption Date pursuant to the Depositor’s direction, and the Distribution Agent may employ the Depositor as broker or agent in connection with such sales.  For such brokerage services, the Depositor shall be entitled to compensation at its customary rates, provided, however, that the Depositor’s compensation shall not exceed the amount authorized by applicable laws and regulations.  In the event the Depositor does not direct the manner in which Securities are to be sold, the Securities shall be sold in such manner as the Distribution Agent, in its sole discretion, shall determine.  The Distribution Agent shall have no responsibility for any loss or depreciation incurred by reason of any sale made pursuant to this Section 6.04.

Upon each trade date for sales of Securities which are not Common Securities included in the Rollover Unitholder’s Rollover Distribution, the Distribution Agent shall, as agent for such Rollover Unitholder, enter into a contract with the Depositor to purchase Units of the New Series (if any) from the Depositor, at the then net asset value for such Units, as increased by any applicable sales charge, on the Special Redemption Date or, if so instructed by the Rollover Unitholder, such other date as may be permitted by and described in the Prospectus.  Such contract shall provide for purchase of the maximum number of Units of the New Series whose purchase price is equal to or less than the value of the Common Securities to be contributed and the cash proceeds held by the Distribution Agent for the Unitholder on such day (including therein the proceeds anticipated to be received in respect of Securities traded on such day, net of all brokerage fees, governmental charges and any other expenses incurred in connection with such sale), to the extent Units are available for purchase from the Depositor.  In the event a sale of Securities which are not Common Securities included in the Rollover Unitholder’s Rollover Distribution shall not be consummated in accordance with its terms, the Distribution Agent shall apply the cash proceeds held for such Unitholder as of the settlement date for the purchase of Units of the New Series to purchase the maximum number of Units of the New Series which such cash balance will permit, and the Depositor agrees that the settlement date for Units of the New Series whose purchase was not consummated as a result of insufficient funds will be extended until cash proceeds from the Rollover Distribution are available in a sufficient amount to settle such purchase.  If the Unitholder’s Rollover Distribution will produce insufficient cash proceeds to purchase all of the Units of the New Series contracted for, the Depositor agrees that the contract shall be rescinded with respect to the Units of the New Series as to which there was a cash shortfall without any liability to the Rollover Unitholder or the Distribution Agent.  Any cash balance remaining after such purchase shall be distributed within a reasonable time to the Rollover Unitholder.  Any cash held by the Distribution Agent shall be held in a non-interest bearing account which will be of benefit to the Distribution Agent in accordance with normal banking procedures.  Neither the Trustee nor the Distribution Agent shall have any responsibility or liability for loss or depreciation resulting from any reinvestment made in accordance with this Section 6.04, or for any failure to make such reinvestment in the event the Depositor does not make Units available for purchase.

(b)                                 Notwithstanding the foregoing, the Depositor may, in its discretion at any time, decide not to offer a New Series in the future, and if so, this Section 6.04 shall be inoperative.

(c)                                  The Distribution Agent shall receive no fees for performing its duties hereunder.  The Distribution Agent shall, however, be entitled to receive reimbursement from the Trust for any and all expenses and disbursements to the same extent as the Trustee is permitted reimbursement hereunder.

(d)                                 Notwithstanding the foregoing, in lieu of selling Securities on the open market, the Distribution Agent may sell Securities from a terminating Trust into the corresponding New Series if those Securities continue to meet the New Series’ strategy.  The price for those Securities will be the closing sale price on the sale date on the exchange where the Securities are principally traded, as certified by the Depositor.

ARTICLE VII

TRUSTEE

Section 7.01                            General Definition of Trustee’s Liabilities, Rights and Duties.  The Trustee shall in its discretion undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Capital Accounts of such Trust, and the payment of such costs and expenses shall be secured by a lien on such Trust prior to the interest of Unitholders.

In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth, the liabilities of the Trustee are further defined as follows:

(a)                                 All moneys deposited with, or received by, the Trustee hereunder related to a Trust shall be held by it without interest in trust within the meaning of the Investment Company Act of 1940, as amended, as part of such Trust or the Reserve Account of such Trust until required to be disbursed in accordance with the provisions of this Indenture, and such moneys will be segregated by separate recordation on the trust ledger of the Trustee so long as such practice preserves a valid preference under applicable law, or if such preference is not so preserved, the Trustee shall handle such moneys in such other manner as shall constitute the segregation and holding thereof in trust within the meaning of the Investment Company Act of 1940, as amended.

(b)                                 The Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order, list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, Securities, or Units pursuant to this Indenture or at the Depositor’s direction, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own negligence, lack of good faith or willful misconduct, provided that the Trustee shall not in any event be liable or responsible for any evaluation made by the Evaluator.  The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provisions hereof by the Trustee in good faith shall be binding upon the parties hereto.

(c)                                  The Trustee shall not be responsible for, or in respect of, the recitals herein, the validity or sufficiency of this Indenture or for the due execution hereof by the Depositor, the Evaluator or the Supervisor, or for the form, character, genuineness, sufficiency, value or validity of any of the Securities (except that the Trustee shall be responsible for the exercise of due care in determining the genuineness of Securities delivered to it pursuant to contracts for the purchase of such Securities) or for, or in respect of, the validity or sufficiency of the Units or for the due execution thereof by the Depositor,  and the Trustee shall in no event assume or incur any liability, duty or obligation to any Unitholder or the Depositor, the Evaluator or the Supervisor, other than as expressly provided for herein.  The Trustee shall not be responsible for, or in respect of, the validity of any signature by or on behalf of the Depositor, the Evaluator or the Supervisor.

(d)                                 The Trustee shall be under no obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless as often as required by the Trustee, it shall be furnished with reasonable security and indemnity against such expense or liability, and any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Income and Capital Accounts of the affected Trust or Trusts.  The Trustee shall, in its discretion, undertake such action as it may deem necessary at any and all times to protect each Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture, provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Capital Accounts and the payment of such amounts shall be secured by a prior lien on such Trust.

(e)                                  (i)                                     Subject to the provisions of subparagraph (ii) of this paragraph, the Trustee may employ agents, sub-custodians, attorneys, accountants and auditors and shall not be answerable for the default or misconduct of any such agents, sub-custodians, attorneys, accountants or auditors if such agents, sub-custodians, attorneys, accountants or auditors shall have been selected with reasonable care.  The Trustee shall be fully protected in respect of any action under this Indenture taken or suffered in good faith by the Trustee in accordance with the opinion of counsel acceptable to the Trustee, which may be counsel to the Depositor; provided, however, that this disclaimer of liability shall not excuse the Trustee from the responsibilities specified in subparagraph (ii) below.  The fees and expenses charged by such agents, sub-custodians, attorneys, accountants or auditors shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the Trust as set forth in section 7.04 hereof.

(ii)                                  To the extent permitted under the Investment Company Act of 1940, as amended, as evidenced by an opinion of counsel to the Depositor satisfactory to the Trustee or “no-action” letters or exemptive orders issued by the SEC or its staff, the Trustee may place and maintain in the care of an Eligible Foreign Custodian (which is employed by the Trustee as a sub-custodian as contemplated by subparagraph (i) of this paragraph (e) and which may be an affiliate or subsidiary of the Trustee or any other entity in which the Trustee may have an ownership interest) or an Eligible Securities Depository any investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents in amounts reasonably necessary to effect the Trust’s transactions in such investments, provided that:

(A)                               The Trustee shall indemnify the Trust and hold the Trust harmless from and against any risk of loss of Trust assets held with an Eligible Foreign Custodian in accordance with the foreign custody contract.

(B)                               The Trustee shall exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of Trust assets would exercise, and shall be liable to the Trust for any loss occurring as a result of its failure to do so.

(C)                               The Trustee shall perform all duties assigned to the Foreign Custody Manager by Rule 17f-5 under the Investment Company Act of 1940, as amended (17 CFR § 270.17f-5), as now in effect or as such rule may be amended in the future (“Rule 17f-5”).  The Trustee shall not delegate such duties.

(D)                               The Trustee shall (i) provide the Depositor with an analysis of the custody risks associated with maintaining assets with an Eligible Securities Depository; (ii) monitor the custody risks associated with maintaining assets with the Eligible Securities Depository on a continuing basis and promptly notify the Depositor of any material change in such risks; and (iii) exercise reasonable care, prudence and diligence in performing the foregoing duties.  The Depositor shall instruct the Trustee to take such action as the Depositor deems appropriate in response to a notification by the Trustee provided pursuant to (ii) in the preceding sentence.

(E)                                The Trust’s Prospectus shall contain such disclosure regarding foreign securities and foreign custody as is required for management investment companies by Forms N-1A and N-2.  Such Prospectus shall also contain disclosure concerning the Depositor’s responsibilities described in (D) above.

(F)                                 The Trustee shall maintain and keep current written records regarding the basis for the choice, or continued use of, a particular Eligible Foreign Custodian pursuant to this subparagraph for a period of not less than six years from the end of the fiscal year in which the Trust was terminated, the first two years in an easily accessible place.  Such records shall be available for inspection by Unitholders and the SEC at the Trustee’s corporate trust office during its usual business hours.

(f)                                   If at any time the Depositor shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor shall become incapable of acting or shall be adjudged as bankrupt or insolvent, or a receiver of such Depositor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in any such case, the Trustee may:  (1) appoint a successor depositor, which may be the Trustee or an affiliate, who shall act hereunder in all respects in place of such Depositor, which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the Income Account of the affected Trusts or, to the extent funds are not available in such Income Account, from the Capital Account of the affected Trusts, but no such deduction shall be made exceeding such reasonable amount as the SEC may prescribe in accordance with Section 26(a)(2)(C) of the Investment Company Act of 1940, as amended, (2) act hereunder in its own absolute discretion without appointing any successor Depositor and receive additional compensation at rates determined as provided in clause (1) above, or (3) terminate this Indenture and the trust created hereby and liquidate the Trust in the manner provided in Section 9.02.

(g)                                  If (i) the value of a Trust as shown by any Trust Evaluation by the Trustee pursuant to Section 6.01 hereof shall be less than $1,000,000 or less than 40% of the aggregate net asset value of the Trust at the completion of the initial public offering period, the Trustee may in its discretion, and shall when so directed by the Depositor, terminate this Indenture and a Trust created hereby and liquidate such Trust, in such manner as the Depositor shall direct, or, if the Depositor does not so direct, in such manner as the Trustee determines in its discretion, (ii) within ninety days from the time that a Trust’s registration statement has first become effective under the Securities Act of 1933, as amended, the net worth of such Trust declines to less than $100,000 or such Trust is terminated, the Trustee shall refund, on demand and without deduction, all sales charges to each person who purchased Units of such Trust, and liquidate the Securities then held by such Trust and distribute the proceeds thereof to the Unitholders of such Trust, or (iii) in the event that redemptions by the Depositor or any underwriter of Units of Trust constituting a part of the Units not theretofore sold to the public results in such Trust having a net worth of less than 40% of the value of the Securities (or delivery statements relating to contracts for the purchase of any such Securities which, together with cash or an irrevocable letter of credit issued by a bank in the amount required for their purchase, are held by such Trust for purchase of the Securities) initially deposited in such Trust, the Trustee shall terminate such Trust and distribute the assets thereof to the Unitholders of such Trust and refund, on demand and without deduction, all sales charges to each person who purchased Units of such Trust from the Depositor or from any underwriter or dealer participating in the distribution.  The Depositor agrees to reimburse the Trustee for any sales charge payments collected by the Depositor to which it is not entitled pursuant to this paragraph.

(h)                                 In no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the income or interest thereon or upon it as Trustee hereunder or upon, or in respect of, any Trust which it may be required to pay under any present or future laws of the United States or of any other taxing authority having jurisdiction in the premises.  For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Income and Capital Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a prior lien on such Trust.

(i)                                     Except as provided herein, no payment to the Depositor or to any principal underwriter (as defined in the Investment Company Act of 1940, as amended) for any Trust or to any affiliated person (as so defined) or agent of the Depositor or such underwriter shall be allowed by the Trustee as a Trust expense except for payment of such reasonable amounts as the SEC may prescribe as compensation for performing bookkeeping and other administrative services of a character normally performed by the Trustee.

(j)                                    The Trustee, except by reason of its own negligence or willful misconduct, shall not be liable for any action taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

(k)                                 The Trustee in its individual or any other capacity may become an owner or pledgee of, or be an underwriter or dealer in respect of, securities issued by the same issuer (or an affiliate of such issuer) of any Securities at any time held as part of any Trust and may deal in any manner with the same or with the issuer (or an affiliate of the issuer) with the rights and powers as if it were not the Trustee hereunder.

(l)                                     Each Trust may include a Letter or Letters of Credit for the purchase of Contract Securities issued by the Trustee in its individual capacity for the account of the Depositor and the Trustee may otherwise deal with the Depositor and each Trust with the same rights and powers as if it were not the Trustee hereunder.

(m)                             The Trustee is authorized to appoint as co-trustee of any Trust a trust company affiliated with the Trustee to perform the functions of custodian and receiving and paying agent.

Section 7.02                            Books, Records and Reports.  The Trustee shall keep proper books of record and account of all the transactions of each Trust under this Indenture at its corporate trust office, including a record of the name and address of, and the Units issued by each Trust and held by, every Unitholder, and such books and records of each Trust shall be open to inspection by any Unitholder of such Trust at all reasonable times during the usual business hours.  The Trustee shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

Unless the Depositor determines that such an audit is not required, the accounts of each Trust shall be audited not less than annually by independent public accountants designated from time to time by the Depositor and reports of such accountants shall be furnished by the Trustee, upon request, to Unitholders.  The Trustee, however, in connection with any such audits shall not be obligated to use Trust assets to pay for such audits in excess of the amounts permitted by law or as may be indicated in the Prospectus relating to such Trust.

To the extent permitted under the Investment Company Act of 1940, as amended, as evidenced by an opinion of independent counsel to the Depositor satisfactory to the Trustee or “no-action” letters issued by the staff of the SEC, the Trustee shall pay, or reimburse to the Depositor or others, from the Income or Capital Account, the costs of the preparation of documents and information with respect to each Trust required by law or regulation in connection with the maintenance of a secondary market in Units of each Trust.  Such costs may include but are not limited to accounting and legal fees, blue sky registration and filing fees, printing expenses and other reasonable expenses related to documents required under federal and state securities laws.

Section 7.03                            Indenture and List of Securities on File.  The Trustee shall keep a certified copy or duplicate original of this Indenture on file at its corporate trust office available for inspection at all reasonable times during the usual business hours by any Unitholder, together with a current list of the Securities in each Trust.

Section 7.04                            Compensation.  The Trustee shall receive at the times set forth in Section 3.05, as compensation for performing ordinary normal recurring services under this Indenture, an amount calculated at the annual compensation rate stated in the Prospectus and/or Reference Trust Indenture relating to a particular Trust, and will be computed based on the number of Units outstanding as of January 1 of such year, except for a Trust during the year or years in which an initial offering period as determined in Section 5.01 of this Indenture occurs, in which case the fee for a month is based on the number of Units outstanding at the end of such month (such annual fee to be pro rated for any calendar year in which the Trustee provides services during less than the whole of such year).  The Trustee shall charge a pro rated portion of its annual fee at the times specified in Section 3.05, which pro rated portion shall be calculated on the basis of the largest number of Units in such Trust at any time during the period subsequent to the Initial Date of Deposit.  The Trustee may from time to time adjust its compensation as set forth above, provided that total adjustment upward does not, at the time of such adjustment, exceed the percentage of the total increase, after the date hereof, in consumer prices for services as measured by the United States Department of Labor Consumer Price Index for All Urban Consumers entitled “Services Less Rent of Shelter.” The consent or concurrence of any Unitholder hereunder shall not be required for any such adjustment or increase.  Such compensation shall be charged by the Trustee against the Income and Capital Accounts of each Trust; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture.

The Trustee shall charge the Income and Capital Accounts for any and all expenses and disbursements incurred hereunder, including legal and auditing expenses, and for any extraordinary services performed hereunder, which extraordinary services shall include, but not be limited to, all costs and expenses incurred by the Trustee in making any annual or other reports or other documents referred to in Sections 7.01 and 7.02; provided, however, that the amount of any such charge which has not been finally determined as of any calculation time may be estimated and any necessary adjustments shall be made.  Provided, further, that if the balances in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 7.04, the Trustee shall have the power to sell Securities in the manner provided in Section 6.02.  The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

The Trustee shall be indemnified ratably by the affected Trust and held harmless against any loss or liability accruing to it without negligence, bad faith or willful misconduct on its part, arising out of, or in connection with, the acceptance or administration of this Fund, including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including any loss, liability or expense incurred in acting pursuant to written directions to the Trustee given by the Depositor from time to time in accordance with the provisions of this Indenture or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect a Trust and the rights and interests of the Unitholders pursuant to the terms of this Indenture.  Any moneys payable to the Trustee under this Section 7.04 shall be secured by a lien on the Trust prior to the interest of Unitholders.

Section 7.05                            Removal and Resignation of Trustee; Successor.  The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

(a)                                 The Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the Trusts created by this Indenture, by executing an instrument in writing resigning as Trustee of such Trusts and filing same with the Depositor and mailing a copy of a notice of resignation to all Unitholders then of record, not less than sixty days before the date specified in such instrument when, subject to Section 7.05(e), such resignation is to take effect.  Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee.  The Depositor may at any time remove the Trustee, with or without cause, and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee.  Notice of such resignation or removal of a trustee and appointment of a successor trustee shall be mailed by the successor trustee, promptly after its acceptance of such appointment, to each Unitholder then of record.

(b)                                 Any successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor and to the resigning or removed Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers and duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture.  Upon the request of such successor trustee, the Depositor and the resigning or removed Trustee shall, upon payment of any amounts due the resigning or removed Trustee, or provision therefor to the satisfaction of such resigning or removed Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the resigning or removed Trustee; and the resigning or removed Trustee shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the resigning or removed Trustee in the administration hereof as may be requested by the successor trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture.

(c)                                  In case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within thirty days after notice of resignation has been received by the Depositor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(d)                                 Any corporation into which any trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges theretofore obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

(e)                                  Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 7.05 shall become effective upon acceptance of appointment by the successor trustee as provided in subsection (b) hereof.

Section 7.06                            Qualifications of Trustee.  The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers and having at all times aggregate capital, surplus and undivided profits of not less than $5,000,000.

Section 7.07                            Moneys to be Held in Trust Without Interest.  The Trustee shall be under no liability with respect to moneys in the Income, Capital and Reserve Accounts upon termination, except to hold the same in trust without interest.

ARTICLE VIII

RIGHTS OF UNITHOLDERS

Section 8.01                            Beneficiaries of Trust.  By the purchase and acceptance or other lawful delivery and acceptance of any Unit, the Unitholder shall be deemed to be a beneficiary of such Trust created by this Indenture and vested with all right, title and interest in such Trust to the extent of the Unit or Units, subject to the terms and conditions of this Indenture.

Section 8.02                            Rights, Terms and Conditions.  In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture, the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

(a)                                 A Unitholder may at any time prior to the Trustee’s close of business as of the date on which the Trust is terminated tender his Unit or Units to the Trustee for redemption, subject to and in accordance with Section 6.02.

(b)                                 The death or incapacity of any Unitholder shall not operate to terminate this Indenture or a related Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Fund or a related Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.  Each Unitholder expressly waives any right he may have under any rule of law, of the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder.

(c)                                  No Unitholder shall have any right to vote or in any manner otherwise control the operation and management of the Fund, a related Trust, or the obligations and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth be construed so as to constitute the Unitholders from time to time as partners or members of an association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture, or any other cause whatsoever.

ARTICLE IX

ADDITIONAL COVENANTS; MISCELLANEOUS PROVISIONS

Section 9.01                            Amendments.  (a) This Indenture may be amended from time to time by the Depositor and Trustee or their respective successors, without the consent of any of the Unitholders, (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision contained herein, (ii) to make such other provision in regard to matters or questions arising hereunder as shall not materially adversely affect the interests of the Unitholders, (iii) to change any provision required by SEC or any successor governmental agency to be changed; or (iv) to make such amendments as may be necessary (a) for the Trust to continue to qualify as a “regulated investment company” for federal income tax purposes if the Trust has elected to be taxed as such under the Code, or (b) to prevent the Trust from being deemed an association taxable as a corporation for federal income tax purposes if the Trust has not elected to be taxed as a “regulated investment company” under the Code. This Indenture may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities other than those specified in the Schedules to the Reference Trust Indenture or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments.  This Indenture may not be amended so as to reduce the interest in a Trust represented by Units without the consent of all affected Unitholders.

(b)                                 Except for the amendments, changes or modifications as provided in Section 9.01(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing at least 66 2/3% of the Units then outstanding of the affected Trust.  Nothing contained in this Section 9.01(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the affected Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture, (3) adversely affect the tax status of the Trust for federal income tax purposes or result in the Units being deemed to be sold or exchanged for federal income tax purposes or (4) unless the Trust has elected to be taxed as a “regulated investment company” for federal income tax purposes, result in a variation of the investment of Unitholders in the Trust.

(c)                                  Unless the Depositor directs that other notice shall be provided, the Trustee shall include in the annual report provided pursuant to Section 3.06 notification of the substance of such amendment.

Section 9.02                            Termination.  This Indenture and each Trust created hereby shall terminate upon the maturity, redemption, sale or other disposition as the case may be of the last Security held in such Trust hereunder unless sooner terminated as hereinbefore specified, and may be terminated at any time by the written consent of Unitholders representing at least 66 2/3% of the Units of the Trust then outstanding; provided that in no event shall any Trust continue beyond the Termination Date.  Upon the date of termination the registration books of the Trustee shall be closed.

In the event of a termination, the Trustee shall proceed to liquidate the Securities then held and make the payments and distributions provided for hereinafter in this Section 9.02 based on such Unitholder’s pro rata interest in the balance of the Capital and Income Accounts after the deductions herein provided.  Written notice shall be given by the Trustee in connection with any termination to each Unitholder at his address appearing on the registration books of the Trustee and in connection with a Termination Date such notice shall be given no later than 30 days before the Termination Date.  Included with such notice shall be a form to enable Unitholders owning that number of Units referred to in the Prospectus to request an In Kind Distribution (as described in Section 6.02) during the period ending 31 days prior to date of the related Trust’s termination.  No Unitholder shall be permitted to have Units redeemed through an In Kind Distribution within 30 days of any Trust termination.

The Trustee will liquidate the Securities then held, if any, in such daily amounts as the Depositor shall direct.  The Depositor shall direct the liquidation of the Securities in such manner as to effectuate orderly sales and a minimal market impact.  In the event the Depositor does not so direct, the Securities shall be sold within a reasonable period and in such manner as the Trustee, in its sole discretion, shall determine.  The Trustee shall not be liable for or responsible in any way for depreciation or loss incurred by reason of any sale or sales made in accordance with the Depositor’s direction or, in the absence of such direction, in the exercise of the discretion granted by this Section 9.02.  The Trustee shall deduct from the proceeds of these sales and pay any tax or governmental charges and any brokerage commissions in connection with such sales.  Amounts received by the Trustee representing the proceeds from the sales of Securities shall be credited to the related Capital Account.

Not later than the fifth Business Day following receipt of all proceeds of sale of the Securities, the Trustee shall:

(a)                                 deduct from the Income Account of such Trust or, to the extent that funds are not available in such Income Account of such Trust, from the Capital Account of such Trust, and pay to itself individually an amount equal to the sum of (i) its accrued compensation for its ordinary recurring services, (ii) any compensation due it for its extraordinary services in connection with such Trust, and (iii) any costs, expenses or indemnities in connection with such Trust as provided herein;

(b)                                 deduct from the Income Account of such Trust or, to the extent that funds are not available in such Income Account, from the Capital Account of such Trust, and pay accrued and unpaid fees of the Depositor, the Supervisor and counsel in connection with such Trust, if any;

(c)                                  deduct from the Income Account of such Trust or the Capital Account of such Trust any amounts which may be required to be deposited in the Reserve Account and any other amounts which may be required to meet expenses incurred under this Indenture in connection with such Trust;

(d)                                 make final distributions from such Trust as follows:

(i)                                     to each Unitholder, such Unitholder’s pro rata share of the cash balances of the Income and Capital Accounts; and

(ii)                                  on the conditions set forth in Section 3.04 hereof, to each Unitholder such Unitholder’s pro rata share of the balance of the Reserve Account; and

(e)                                  within 60 days after the distribution to each Unitholder as provided for in (d), furnish to each such Unitholder a final distribution statement, setting forth the data and information in substantially the form and manner provided for in Section 3.06 hereof.

The Trustee shall be under no liability with respect to moneys held by it in the Income, Reserve and Capital Accounts of a Trust upon termination except to hold the same in trust within the meaning of the Investment Company Act of 1940, as amended, without interest until disposed of in accordance with the terms of this Indenture.

Section 9.03                            Construction.  This Indenture is executed and delivered in the state of New York, and all laws or rules of construction of such state shall govern the rights of the parties hereto and the Unitholders and the interpretation of the provisions hereof.

Section 9.04                            Registration of Units.  Except as provided herein, the Depositor agrees and undertakes on its own part to register the Units with the SEC or other applicable governmental agency, federal or state, pursuant to applicable federal or state statutes, if such registration shall be required, and to do all things that may be necessary or required to comply with this provision during the term of the Trusts created hereunder, and the Trustee shall incur no liability or be under any obligation or expenses in connection therewith.

Section 9.05                            Written Notice.  Any notice, demand, direction or instruction to be given to the Depositor, the Evaluator or the Supervisor hereunder shall be in writing and shall be duly given if mailed or delivered to such party at 2000 Westchester Avenue, Purchase, NY 10577, or at such other address as shall be specified by the Depositor, Evaluator or Supervisor to the other parties hereto in writing.

Any notice, demand, direction or instruction to be given to the Trustee shall be in writing and shall be duly given if delivered to the corporate trust office of the Trustee at 2 Hanson Place, 12th Floor, Brooklyn, New York 11217, Attention:  Unit Trust Division, or to such other address as shall be specified by the Trustee to the other parties in writing.

Any notice, demand, direction or instruction to be given to the Supervisor shall be in writing and shall be duly given if mailed or delivered to the Supervisor at 2000 Westchester Avenue, Purchase, NY 10577, or at such other address as shall be specified by the Supervisor to the other parties in writing.

Any notice to be given to the Unitholders shall be duly given if mailed by first class mail with postage prepaid or delivered to each Unitholder at the address of such holder appearing on the registration books of the Trustee.

Section 9.06                            Severability.  If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Units or the rights of the holders thereof.

Section 9.07                            Dissolution of Depositor Not to Terminate.  The dissolution of the Depositor for any cause whatsoever shall not operate to terminate this Indenture or any Trust insofar as the duties and obligations of the Trustee are concerned.

Section 9.08                            Certain Matters Regarding Succession of Depositor.  The covenants, provisions and agreements herein contained shall in every case be binding upon any successor to the business of the Depositor.  In the event of the death, resignation or withdrawal of any partner of any successor Depositor which may be a partnership, the partner so dying, resigning or withdrawing shall be relieved of all further liability hereunder if at the time of such death, resignation or withdrawal such Depositor maintains a net worth (determined in accordance with generally accepted accounting principles) of at least $1,000,000.  In the event of an assignment by the Depositor to a successor corporation or partnership as permitted by the next following sentence, the Depositor shall be relieved of all further liability under this Indenture.  The Depositor may transfer all or substantially all of its assets to a corporation or partnership which carries on the business of the Depositor, if at the time of such transfer such successor duly assumes all the obligations of the Depositor under this Indenture.

Section 9.09                            Resignation of Depositor.  If at any time the Depositor of the Trust shall desire to resign its position as Depositor hereunder, it may resign by delivering to the Trustee an instrument executed by such Depositor.  Such resignation shall become effective upon the expiration of thirty days from the date on which such instrument is delivered to the Trustee.  Upon effective resignation hereunder, the resigning Depositor shall be discharged and shall no longer be liable in any manner hereunder except as to acts or omissions occurring prior to such resignation and any successor Depositor appointed by the Trustee pursuant to Section 7.01(f) shall thereupon perform all duties and be entitled to all rights under this Indenture.  Any successor Depositor shall have a minimum net worth of $2,000,000.  Such new Depositor shall not be under any liability hereunder for occurrences or omissions prior to the execution of such instrument.

EXECUTION OF STANDARD TERMS AND CONDITIONS OF TRUST

IN WITNESS WHEREOF, the parties hereto shall each cause these Standard Terms and Conditions of Trust to be executed by authorized officers by executing a Reference Trust Indenture incorporating by reference these Standard Terms and Conditions of Trust and designating any exclusions from or additions or exceptions to such incorporation by reference for the purposes of each Trust or variation of the terms hereof for the purposes of each Trust.

IN WITNESS WHEREOF, the undersigned have caused this Standard Terms and Conditions of Trust to be executed; all as of the day, month and year first above written.

MORGAN STANLEY SMITH BARNEY LLC

By:	/S/ SCOTT RICHARDSON
TITLE	Executive Director

THE BANK OF NEW YORK MELLON

By:	/S/ IRENE GUGLIEMO
TITLE	Managing Director